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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-217899

$1,000,000,000

Exchange Offer:

$1,000,000,000 New 5.125% Senior Notes due 2027 for
$1,000,000,000 5.125% Senior Notes due 2027

The Exchange Offer will expire at 5:00 p.m., New York City time, on June 26, 2017, unless extended.

The Exchange Notes:

        We are offering to exchange:

  •
  $1,000,000,000 New 5.125% Senior Notes due 2027 (the "new notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for $1,000,000,000 outstanding unregistered 5.125% Senior Notes due 2027 (the "old notes" and, together with the new notes, the "notes").

  •
  The terms of the new notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the new notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes.

Material Terms of the Exchange Offer:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on June 26, 2017, unless extended.

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  Upon expiration of the exchange offer, all old notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the new notes.

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  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

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  The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

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  Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in any such resale. See "Plan of Distribution."

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  There is no existing public market for the old notes or the new notes. We do not intend to list the new notes on any securities exchange or quotation system.

        Investing in the new notes involves risks. See "Risk Factors" beginning on page 8.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 26, 2017

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where any such offer is unlawful, where the person making such offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date. Any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.

        This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        We have filed with the U.S. Securities and Exchange Commission ("SEC") a registration statement on Form S-4 with respect to the new notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits. For further information about us and the notes described in this prospectus, you should refer to the registration statement and its exhibits. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC's website at www.sec.gov.

        You may also obtain this information without charge by writing or telephoning us. See "Where You Can Find More Information."

i

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding AECOM and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.investor.www.investors.aecom.com and clicking on the link "SEC Filings." This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the following documents or information filed with the SEC:

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  our Annual Report on Form 10-K for the year ended September 30, 2016, filed with the SEC on November 16, 2016 (our "2016 10-K");

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  our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 19, 2017

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  our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2016, filed with the SEC on February 8, 2017 (our "2017 First Quarter 10-Q"), and March 31, 2017, filed with the SEC on May 10, 2017 (our "2017 Second Quarter 10-Q");

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  our Current Reports on Form 8-K filed with the SEC on November 23, 2016, December 15, 2016, December 27, 2016, February 15, 2017, February 21, 2017, March 3, 2017, April 3, 2017and April 6, 2017; and

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  future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and before the termination of the offering of the securities made under this prospectus.

Provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

        We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

AECOM
Attention: Corporate Secretary
1999 Avenues of the Stars, Suite 2600
Los Angeles, California 90067
213-593-8000

        In order to ensure timely delivery, you must request the information no later than June 19, 2017, which is five business days before the expiration of the exchange offer.

        YOU SHOULD RELY ONLY ON THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCES AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. IF GIVEN OR MADE, ANY SUCH OTHER INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT AS OF THE DATE HEREOF AND IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE SET FORTH ON THIS PROSPECTUS.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated herein by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect our current beliefs, expectations or intentions regarding future events. These statements include forward-looking statements both with respect to AECOM and the engineering and construction industry. Statements that are not historical facts including, without limitation, statements that use terms such as "anticipates," "believes," "expects," "intends," "plans," "projects," "seeks," and "will" and that relate to our plans and objectives for future operations, are forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this prospectus or incorporated herein by reference should not be considered as a representation by us or any other person that our objectives or plans will be achieved.

        Such forward-looking statements include, but are not limited to, statements about future financial and operating results, the company's plans, objectives, expectations and intentions, including the offering of the notes hereunder. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained; therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the fact that demand for our services is cyclical and vulnerable to economic downturns and reduction in government and private industry spending; our dependence on long-term government contracts, which are subject to uncertainties concerning the government's budgetary approval process; the possibility that our government contracts may be terminated by the government; the risk of employee misconduct or our failure to comply with laws and regulations; legal, security, political, and economic risks in the countries in which we operate; competition in our industry; maintaining adequate surety and financial capacity; cyber security breaches; information technology interruptions or data losses; liabilities under environmental laws; fluctuations in demand for oil and gas services; our substantial indebtedness; the ability to retain key personnel; global tax compliance; changes in financial markets, interest rates and foreign currency exchange rates; and those factors set forth in the Risk Factors section in this offering memorandum as well as those Risk Factors discussed in the documents incorporated by reference in this offering memorandum.

        All subsequent written and oral forward-looking statements concerning us or other matters attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. You are cautioned not to place undue reliance on these forward-looking statements, which speak only to the date they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

SUMMARY

        This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the new notes. All references in this prospectus to the "Company," "our company," "we," "us," "our," and similar terms refer to AECOM, a Delaware corporation, and its subsidiaries on a consolidated basis, including the subsidiaries of AECOM that are the guarantors of the new notes.

Our Business

        We are a leading fully integrated firm positioned to design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. We provide planning, consulting, architectural and engineering design services to commercial and government clients worldwide in major end markets such as transportation, facilities, environmental, energy, water and government markets. We also provide construction services, including building construction and energy, infrastructure and industrial construction. In addition, we provide program and facilities management and maintenance, training, logistics, consulting, technical assistance, and systems integration and information technology services, primarily for agencies of the U.S. government and also for national governments around the world. We also finance projects through AECOM Capital, an investment fund established to invest in public-private partnership (P3), infrastructure, and renewable energy projects as well as private-sector real estate projects for which we can provide a fully integrated solution that includes equity capital, design, engineering, construction services and operations and maintenance.

        We operate our business in three primary business segments organized by the types of services provided, the differing specialized needs of the respective clients, and how we manage our business. The three business segments are: Design and Consulting Services ("DCS"), Construction Services ("CS"), and Management Services ("MS"), which include the following services:

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  Design and Consulting Services:  Planning, consulting, architectural and engineering design services to commercial and government clients worldwide in major end markets such as transportation, facilities, environmental, energy, water and government.

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  Construction Services:  Construction services, including building construction and energy, infrastructure and industrial construction, primarily in the Americas.

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  Management Services:  Program and facilities management and maintenance, training, logistics, consulting, technical assistance, and systems integration and information technology services, primarily for agencies of the U.S. government and other national governments around the world.

Company Information

        We were incorporated in Delaware in 1980. Our principal executive offices are located at 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067. Our telephone number at that address is (213) 593-8000. Our common stock is listed on the New York Stock Exchange under the symbol "ACM." Our website is located at www.aecom.com. The information on, or that can be accessed through, our website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this prospectus.

        AECOM reports its annual results of operations based on 52 or 53-week periods ending on the Friday nearest September 30. AECOM also reports its quarterly results of operations based on periods ending on the Friday nearest December 31, March 31, and June 30. For clarity of presentation, all periods are presented as if the periods ended on September 30, December 31, March 31, and June 30.

Risk Factors

        Our success in achieving our objectives and expectations is dependent upon, among other things, general economic conditions, competitive conditions and certain other factors that are specific to our company and/or the markets in which we operate. These factors are set forth in detail under the heading "Risk Factors" in this prospectus and under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017. We encourage you to review carefully these risk factors and any other risk factors in our SEC filings that are incorporated herein by reference. Furthermore, this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those under the headings "Risk Factors" and "Special Note Regarding Forward-Looking Statements."

The Exchange Offer

        Below is a summary of the material terms of the exchange offer. We are offering to exchange the new notes for the old notes. The terms of the new notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the new notes will be registered under the Securities Act of 1933, as amended (the "Securities Act") and certain transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes. For more information, see "The Exchange Offer," which contains a more detailed description of the terms and conditions of the exchange offer.

Background	On February 21, 2017, we completed a private placement of $1,000,000,000 aggregate principal amount of 5.125% Senior Notes due 2027. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to complete this exchange offer for the old notes.
Old Notes	$1,000,000,000 unregistered 5.125% Senior Notes due 2027
New Notes	$1,000,000,000 New 5.125% Senior Notes due 2027
The Exchange Offer

We are offering to issue registered new notes in exchange for a like principal amount and like denomination of the old notes. We are offering to issue these registered new notes to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the old notes when we sold the old notes in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your old notes for exchange by following the procedures described below and in the section entitled "The Exchange Offer" in this prospectus.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on June 26, 2017, which is 20 business days after the exchange offer is commenced, unless we extend the exchange offer.

Procedures for Tendering

If you decide to exchange your old notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. To tender old notes, you must complete and sign a letter of transmittal accompanying this prospectus (the "Letter of Transmittal") in accordance with the instructions contained in it and forward it by mail, facsimile or hand delivery, together with any other documents required by the Letter of Transmittal, to the exchange agent, either with the old notes to be tendered or in compliance with the specified procedures for guaranteed delivery of old notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender old notes pursuant to the exchange offer. See "The Exchange Offer—Exchange offer Procedures," "The Exchange Offer—Book-Entry Transfers" and "The Exchange Offer—Guaranteed Delivery Procedures."

Withdrawal	You may withdraw any old notes that you tender for exchange at any time prior to the expiration of the exchange offer. See "The Exchange Offer—Withdrawal Rights."
Acceptance of Old Notes for Exchange; Issuance of New Notes

Subject to certain conditions, we intend to accept for exchange any and all old notes that are properly tendered in the exchange offer before the expiration time. If we decide for any reason not to accept any old notes you have tendered for exchange, those old notes will be returned to you without cost as promptly as practicable after the expiration or termination of the exchange offer. The new notes will be delivered as promptly as practicable after the expiration time. See "The Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. See "The Exchange Offer—Conditions to the Exchange Offer."

Consequences of Exchanging Old Notes

Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we believe that you may offer for resale, resell or otherwise transfer the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

• acquire the new notes in the ordinary course of your business;

• are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the new notes; and
• you are not an "affiliate", as defined in Rule 405 of the Securities Act, of AECOM or any subsidiary guarantor.

If any of these conditions is not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur. Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus when it resells or transfers any new notes issued in the exchange offer. See "The Exchange Offer—Consequences of Exchanging Old Notes" and "Plan of Distribution."

Consequences of Failure to Exchange Old Notes

All untendered old notes or old notes that are tendered but not accepted will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture under which the old notes were issued. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the old notes under the Securities Act. If you do not participate in the exchange offer, the liquidity of your old notes could be adversely affected. See "The Exchange Offer—Consequences of Failure to Exchange Old Notes."

Interest on Old Notes Exchanged in the Exchange Offer

On the record date for the first interest payment date for the new notes offered hereby following the consummation of the exchange offer, holders of such new notes will receive interest accruing from the issue date of the old notes or, if interest has been paid, the most recent date to which interest has been paid.

U.S. Federal Income Tax Consequences of the Exchange Offer

You will not realize gain or loss for U.S. federal income tax purposes as a result of your exchange of old notes for new notes to be issued in the exchange offer. For additional information, see "Certain United States Federal Income Tax Considerations." You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the new notes.

Exchange Agent

U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer. The address and telephone and facsimile numbers of the exchange agent are listed in this prospectus. See "The Exchange Offer—Exchange Agent."

Use of Proceeds

We will not receive any proceeds from the issuance of new notes in the exchange offer. We will pay all expenses incident to the exchange offer. See "Use of Proceeds" and "The Exchange Offer—Fees and Expenses."

The New Notes

        The terms of the new notes are substantially identical to those of the old notes, except that the new notes will be registered under the Securities Act and the transfer restrictions and registration rights applicable to the old notes do not apply to the new notes. The new notes will evidence the same debt as the old notes and will be governed by the same indenture. A brief description of the material terms of the new notes follows. For a more complete description, see "Description of the New Notes."

Issuer	AECOM
Notes Offered	$1,000,000,000 New 5.125% Senior Notes due 2027
Maturity	The new notes will mature on March 15, 2027.
Interest

The new notes will bear interest at a rate of 5.125% per annum. Interest on the notes will be payable semi annually in cash in arrears on March 15 and September 15 of each year, commencing September 15, 2017.

Guarantees

The new notes will be guaranteed on a senior unsecured basis by our existing and future domestic restricted subsidiaries that guarantee certain material credit facilities. The guarantees of the new notes are referred to herein as the "new guarantees."

Ranking

The new notes and the new guarantees will be our and the guarantors' senior unsecured obligations and will be equal in right of payment with all of our and the guarantors' existing and future senior debt and senior to any of our and the guarantors' future subordinated debt. The new notes and the new guarantees will rank effectively junior to all of our and the guarantors' existing and future secured debt, to the extent of the value of the collateral securing such debt, including the obligations under our senior secured credit facilities. The new notes will also be structurally subordinated to all of the liabilities of our existing and future subsidiaries that do not guarantee the notes.

Optional Redemption

Prior to December 15, 2026 (three months prior to the maturity date), we may redeem some or all of the new notes at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a "make whole" premium. In addition, on or after December 15, 2026 (three months prior to the maturity date), the new notes will be redeemable at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. In addition, we may redeem up to 35% of the new notes before March 15, 2020, with the net cash proceeds from certain equity offerings. See "Description of the New Notes—Optional Redemption."

Change of Control Offer

If we experience specific kinds of changes of control, we must offer to repurchase all of the new notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of the New Notes—Repurchase at the Option of Holders—Change of Control."

Asset Sales

If we or our restricted subsidiaries sell certain assets and do not repay certain debt or reinvest the proceeds of such sales within certain time periods, we must offer to repurchase a portion of the new notes as described under "Description of the New Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

Certain Covenants	The indenture contains covenants that limit, among other things:
• our ability and the ability of our restricted subsidiaries to incur additional indebtedness;
• our ability and the ability of our restricted subsidiaries to make loans and investments in unrestricted subsidiaries;
• our ability and the ability of our restricted subsidiaries to sell, transfer or otherwise dispose of assets;
• our ability and the ability of our restricted subsidiaries to incur or permit to exist certain liens; and
• our ability to consolidate, amalgamate, merge or sell all or substantially all of our assets.
Form and Denominations

We will issue the new notes in fully registered form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the new notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company ("DTC"). You will hold a beneficial interest in one or more of the new notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated new notes.

Trustee	U.S. Bank National Association

Consolidated Ratio of Earnings to Fixed Charges

        The following table contains our and our subsidiaries' consolidated ratio of earnings to fixed charges for the periods indicated.

	Year Ended							Six Months Ended
	September 30, 2016	September 30, 2015		September 30, 2014	September 30, 2013	September 30, 2012		March 31, 2017	March 31, 2016
Consolidated ratio of earnings to fixed charges	1.4x	n/a	(1)	4.0x	4.7x	n/a	(2)	1.9x	1.4x

(1)
Earnings for the year ended September 30, 2015 were inadequate to cover fixed charges primarily due to acquisition and integration expenses and the corresponding interest related to the acquisition of the URS Corporation in October 2014. The coverage deficiency was approximately $248 million.

(2)
Earnings for the year ended September 30, 2012 were inadequate to cover fixed charges primarily due to the goodwill impairment expense. The coverage deficiency was approximately $5 million.

        See "Consolidated Ratio of Earnings to Fixed Charges" for additional information regarding how the ratio was computed.

RISK FACTORS

        We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, which is incorporated by reference into this prospectus. Additional risks related the new notes are described in this prospectus. Before tendering old notes in the exchange offer, you should carefully consider the risk factors we describe in this prospectus and in any report incorporated by reference into this prospectus, including any Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any or all of these risk factors could have a material adverse effect on our business, financial condition, results of operations or liquidity. Furthermore, although we discuss key risks in the following risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Relating to the New Notes

Our substantial leverage and significant debt service obligations could adversely affect our financial condition and our ability to fulfill our obligations and operate our business.

        We and our subsidiaries had approximately $4.3 billion of indebtedness (excluding intercompany indebtedness) outstanding as of March 31, 2017, of which $1.2 billion was secured (exclusive of $51.0 million of outstanding undrawn letters of credit), and had an additional $870.1 million of availability under our senior secured revolving credit facility (after giving effect to outstanding letters of credit), all of which would be secured debt, if drawn, effectively ranking senior to the new notes to the extent of the value of the collateral securing such indebtedness. Our non-guarantor debt is $39.9 million as of March 31, 2017 (exclusive of intercompany debt). Our financial performance could be adversely affected by our substantial leverage. We may also incur significant additional indebtedness in the future, subject to certain conditions.

        This high level of indebtedness could have important negative consequences to us, including, but not limited to:

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  we may have difficulty satisfying our obligations with respect to outstanding debt obligations;

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  we may have difficulty obtaining financing in the future for working capital, acquisitions, capital expenditures or other purposes;

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  we may need to use all, or a substantial portion, of our available excess cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities, including, but not limited to, working capital requirements, acquisitions, capital expenditures or other general corporate or business activities;

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  our debt level increases our vulnerability to general economic downturns and adverse industry conditions;

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  our debt level could limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general;

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  our substantial amount of debt and the amount we must pay to service our debt obligations could place us at a competitive disadvantage compared to our competitors that have less debt;

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  we may have increased borrowing costs;

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  our clients, surety providers or insurance carriers may react adversely to our significant debt level;

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  we may have insufficient funds, and our debt level may also restrict us from raising the funds necessary, to retire certain of our debt instruments tendered to us upon maturity of our debt or the occurrence of a change of control, which would constitute an event of default under certain of our debt instruments; and

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  our failure to comply with the financial and other restrictive covenants in our debt instruments which, among other things, require us to maintain specified financial ratios and limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

        Our high level of indebtedness requires that we use a substantial portion of our cash flow from operations to pay principal of, and interest on, our indebtedness, which will reduce the availability of cash to fund working capital requirements, future acquisitions, capital expenditures or other general corporate or business activities.

        In addition, a substantial portion of our indebtedness bears interest at variable rates, including borrowings under our Credit Agreement. If market interest rates increase, debt service on our variable-rate debt will rise, which could adversely affect our cash flow, results of operations and financial position. Although we may employ hedging strategies such that a portion of the aggregate principal amount of our term loans carries a fixed rate of interest, any hedging arrangement put in place may not offer complete protection from this risk. Additionally, the remaining portion of borrowings under our Credit Agreement that is not hedged will be subject to changes in interest rates.

We may be unable to generate sufficient cash flow to service all of our indebtedness and meet our other ongoing liquidity needs, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may be unsuccessful.

        Our ability to make scheduled payments or to refinance our debt obligations and to fund our planned acquisitions, capital expenditures and other ongoing liquidity needs depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, legislative, legal, regulatory and other factors beyond our control. We cannot guarantee that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our existing debt instruments or otherwise in an amount sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may be unable to refinance any of our debt on commercially reasonable terms or at all and, even if successful, such refinancing may not allow us to meet our scheduled debt service obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" incorporated by reference herein from our 2016 10-K, our 2017 First Quarter 10-Q and our 2017 Second Quarter 10-Q for a general discussion of our cash flows and liquidity.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or acquisitions, seek additional capital or seek to restructure or refinance our indebtedness. These alternative measures may be unsuccessful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. The restrictive covenants included in certain of our debt instruments restrict our ability to use the proceeds from certain asset sales. We may be unable to consummate those asset sales to raise capital or sell assets at prices that we believe are fair, and the proceeds that we do receive may be inadequate to meet any debt service obligations when due. See "Description of the New Notes."

The new notes and the new guarantees are unsecured and will be effectively subordinated to our and our guarantors' indebtedness under our senior secured credit facilities and any of our other secured indebtedness to the extent of the value of the property securing that indebtedness.

        The new notes and the related new guarantees are not secured by any of our or our subsidiaries' assets and therefore are effectively subordinated to the claims of our secured debt holders to the extent of the value of the assets securing such debt. If we become insolvent or are liquidated, or if payment under our senior secured credit facilities is accelerated, the lenders under our credit facilities will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our senior secured credit facilities). In addition, we and/or the guarantors may incur additional senior secured indebtedness, the holders of which will also be entitled to the remedies available to a secured lender.

Despite our current leverage, we and our subsidiaries may still be able to incur substantial additional debt. This could further exacerbate the risks that we and our subsidiaries face.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although Credit Agreement and the indenture that governs the existing notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions or following a waiver of these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the new notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding up. If any such indebtedness is secured it would be effectively senior to the new notes and the guarantees of the new notes by the guarantors to the extent of the assets securing such debt. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. If new debt is added to our current debt levels, the related risks that we and our subsidiaries face could intensify. We and our subsidiaries had approximately $4.3 billion of indebtedness (excluding intercompany indebtedness) outstanding as of March 31, 2017, of which $1.2 billion was secured (exclusive of $51.0 million of outstanding undrawn letters of credit), and had an additional $870.1 million of availability under our senior securied revolving credit facility (after giving effect to outstanding letters of credit), all of which would be secured debt, if drawn, effectively ranking senior to the new notes to the extent of the value of the collateral securing such indebtedness.

The agreements governing our debt contain a number of restrictive covenants, which will limit our ability to finance future operations, acquisitions or capital needs or engage in other business activities that may be in our interest.

        Our Credit Agreement and the indenture governing the new notes contain a number of significant covenants that impose operating and other restrictions on us and our subsidiaries. Such restrictions affect or will affect, and in many respects limit or prohibit, among other things, our ability and the ability of certain of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  create liens;

  •
  pay dividends and make other distributions in respect of our equity securities;

  •
  redeem our equity securities;

  •
  distribute excess cash flow from foreign to domestic subsidiaries;

  •
  make certain investments or certain other restricted payments;

  •
  sell certain kinds of assets;

  •
  enter into certain types of transactions with affiliates; and

  •
  effect mergers or consolidations.

        In addition, our Credit Agreement also requires us to comply with a consolidated interest coverage ratio and consolidated leverage ratio. Our ability to comply with these ratios may be affected by events beyond our control.

        In addition, the indenture governing the notes will contain certain covenants limiting our and certain of our subsidiaries' ability to:

  •
  incur additional indebtedness;

  •
  create liens;

  •
  sell certain kinds of assets;

  •
  effect mergers or consolidations; and

  •
  make certain investments in unrestricted subsidiaries.

        These restrictions could limit our ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict our activities or business plans, and could adversely affect our ability to finance our operations, acquisitions, investments or strategic alliances or other capital needs or to engage in other business activities that would be in our interest.

        A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under all or certain of our debt instruments. If an event of default occurs, our creditors could elect to:

  •
  declare all borrowings outstanding, together with accrued and unpaid interest, to be immediately due and payable;

  •
  require us to apply all of our available cash to repay the borrowings; or

  •
  prevent us from making debt service payments on certain of our borrowings.

        If we were unable to repay or otherwise refinance these borrowings when due, the applicable creditors could sell the collateral securing certain of our debt instruments, which constitutes substantially all of our domestic and foreign, wholly owned subsidiaries' assets.

The new notes and the new guarantees are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

        The new notes are structurally subordinated to all indebtedness and other liabilities of our subsidiaries that do not guarantee the new notes. The indenture governing the new notes allows the non-guarantor subsidiaries to incur certain additional indebtedness in the future and does not limit the incurrence of liabilities that do not constitute indebtedness. Any right that the Company or the guarantors have to receive any assets of any non- guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of the new notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of those non-guarantor subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. In the event of a bankruptcy, liquidation or dissolution of any of our non-guarantor subsidiaries, holders of their debt, including their trade creditors, secured creditors and creditors holding indebtedness or guarantees issued by those subsidiaries, are generally entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Our subsidiaries that do not guarantee the notes represented approximately 48% and

53% of our revenue and Adjusted EBITDA, respectively, for the twelve months ended March 31, 2017. These non-guarantor subsidiaries represented approximately 50% and 31% of our total assets and total liabilities recorded on their balance sheets (excluding intercompany assets, liabilities and investments), respectively, as of March 31, 2017. Our non-guarantor debt is $39.9 million as of March 31, 2017 (exclusive of intercompany debt).

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under our Credit Agreement are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. A 1.00% increase in such interest rates would increase total interest expense under our Credit Agreement for the six months ended March 31, 2017 by $8.3 million, including the effect of our interest rate swaps. We may, from time to time, enter into additional interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk and could be subject to credit risk themselves.

Many of the covenants in the indenture governing the new notes will be suspended if the new notes are rated investment grade by both Moody's Investors Service, Inc. and Standard & Poor's Rating Services.

        Many of the covenants in the indenture governing the new notes will no longer apply to us during any time that the new notes are rated investment grade by both Moody's Investors Service, Inc. and Standard & Poor's Rating Services, provided that at such time no default or event of default has occurred and is continuing. These covenants will restrict, among other things, our ability to incur debt and to enter into certain other transactions. There can be no assurance that the new notes will ever be rated investment grade, or that if they are rated investment grade, that the new notes will maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force and any action taken while these covenants are suspended will not result in an event of default if these covenants are subsequently reinstated. See "Description of the New Notes—Covenant Suspension When Notes Rated Investment Grade."

The guarantors may be released from their guarantees of the notes under certain circumstances.

        The guarantors may be released from the guarantees of the notes in a variety of circumstances. So long as any obligations under certain of our material credit facilities remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of notes or the trustee under the indenture governing the notes if, at the discretion of lenders under certain of our material credit facilities, the related guarantor is no longer a guarantor of obligations under certain of our material credit facilities. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to your claims as a holder of the notes.

Our senior secured credit facilities may prohibit us from making payments on the new notes.

        Our senior secured credit facilities may limit our ability to make payments on outstanding indebtedness other than regularly scheduled interest and principal payments as and when due. As a result, our senior secured credit facilities could prohibit us from making any payment on the new notes in the event that the new notes are accelerated or the holders thereof require us to repurchase the new notes upon the occurrence of a change of control. Any such failure to make payments on the new notes would cause us to default under the indenture governing the notes offered hereby, which in turn would likely be a default under our senior secured credit facilities and other outstanding and future indebtedness, including our existing notes.

We may not be able to purchase the new notes upon a change of control, which would result in a default under the indenture that will govern the new notes and would materially adversely affect our business and financial condition.

        Upon a change of control, as defined under "Description of the New Notes—Change of Control," we are required to make an offer to purchase all of the new notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. Additionally, under our senior secured credit facilities, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under our senior secured credit facilities and terminate their commitments to lend. The source of funds for any purchase of the new notes and repayment of borrowings under our senior secured credit facilities would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by our existing or new stockholders. We may not be able to repurchase the new notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. If we fail to repurchase the new notes in that circumstance, we will be in default under the indenture that will govern the new notes. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the new notes may be limited by law. In addition, certain corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" under the indenture even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the new notes. See "Description of the New Notes—Change of Control."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of new notes to return payments received from guarantors.

        The new notes will be guaranteed by our domestic subsidiaries that guarantee certain material credit facilities, including our senior secured credit facilities. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

An active trading market may not develop for the new notes.

        The new notes are a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the new notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, an active trading market for the new notes may not develop. If an active trading market does not develop, the market price and liquidity of the new notes may be adversely affected. In that case, you may not be able to sell your new notes at a particular time or at a favorable price. If a trading market were to develop, future trading prices of the new notes may be volatile and will depend on many factors, including:

  •
  the number of holders of new notes

  •
  our operating performance and financial condition;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market for the new notes; and

  •
  prevailing interest rates.

        Even if an active trading market for the new notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may experience similar disruptions and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your new notes. In addition, subsequent to their initial issuance, the new notes may trade at a discount, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

If a bankruptcy or reorganization case is commenced, bankruptcy laws may make a guarantee avoidable.

        A guarantee issued in the future in favor of the holders of new notes after the date of the indenture governing the new notes might be avoidable (as a preferential transfer or otherwise) by the guarantor (as debtor in possession) or by any trustee in bankruptcy if certain events or circumstances exist or occur, including if the guarantor is insolvent at the time of the issuance of the guarantee, the guarantee permits the holders of the new notes to receive a greater recovery in any Chapter 7 liquidation of the guarantor than if the guarantee had not been given, and a bankruptcy proceeding in respect of the guarantor is commenced within 90 days following the issuance, or, in certain circumstances, a longer period. Thus, in any bankruptcy proceedings commenced within 90 days of the issuance of the guarantee, a guarantee given with respect to previously existing indebtedness may be more likely to be avoided as a preference by the bankruptcy court than if delivered on the issue date. Accordingly, if we or any subsidiary guarantor were to file for bankruptcy protection after the issue date of the outstanding new notes and a guarantee had been issued less than 90 days before the commencement of such bankruptcy proceeding, such guarantee may be subject to challenge as a result of having been delivered after the issue date. To the extent that the guarantee is avoided as a preference, you would lose the benefit of the guarantee.

Risks Related to the Exchange Offer

Old notes that are not tendered in the exchange offer will continue to be subject to restrictions on transfer and you may have difficulty selling any old notes not exchanged.

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes as described in the legend on the global notes representing the old notes. There are restrictions on transfer of your old notes because we issued the old notes under an exemption from registration under the Securities Act and applicable state securities laws. In general, you may offer or sell the old notes only if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from, or in a transaction not subject to, these requirements. We do not intend to register any old notes not tendered in the exchange offer and, upon consummation of the exchange offer, you will not be entitled to any rights to have your untendered old notes registered under the Securities Act. In addition, the trading market, if any, for the remaining old notes will be adversely affected depending on the extent to which old notes are tendered and accepted in the exchange offer.

Some holders may need to comply with the registration and prospectus delivery requirements of the Securities Act.

        In general, if you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be an underwriter and deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Any broker-dealer that (1) exchanges its old notes in the exchange offer for the purpose of participating in a distribution of the new notes or (2) resells new notes that were received by it for its own account in the exchange offer may also be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You must comply with the exchange offer procedures to receive new notes.

        We will issue the new notes in exchange for your old notes only if you tender the old notes in compliance with the procedures set forth in "The Exchange Offer—Exchange Offer Procedures," including, delivering a properly completed and duly executed Letter of Transmittal or transmitting an "agent's message", and delivering other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If you are the beneficial holder of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Consequences of Failure to Exchange Old Notes."

USE OF PROCEEDS

        We will not receive proceeds from the issuance of the new notes offered hereby. In consideration for issuing the new notes in exchange for old notes as described in this prospectus, we will receive old notes of like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table contains our and our subsidiaries' consolidated ratio of earnings to fixed charges for the periods indicated.

	Year Ended							Six Months Ended
	September 30, 2016	September 30, 2015		September 30, 2014	September 30, 2013	September 30, 2012		March 31, 2017	March 31, 2016
Consolidated ratio of earnings to fixed charges	1.4x	n/a	(1)	4.0x	4.7x	n/a	(2)	1.9x	1.4x

(1)
Earnings for the year ended September 30, 2015 were inadequate to cover fixed charges primarily due to acquisition and integration expenses and the corresponding interest related to the acquisition of the URS Corporation in October 2014. The coverage deficiency was approximately $248 million.

(2)
Earnings for the year ended September 30, 2012 were inadequate to cover fixed charges primarily due to the goodwill impairment expense. The coverage deficiency was approximately $5 million.

        The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, fixed charges consist of interest expense, capitalized interest and the portion of rental expense that is estimated by us to be representative of interest. Earnings consist of (i) the sum of income from operations, fixed charges, the amortization of capitalized interest and distributed income of equity investees, less (ii) the sum of capitalized interest and noncontrolling interest.

 THE EXCHANGE OFFER

General

        When we issued the old notes on February 21, 2017, we entered into a registration rights agreement among us, as issuer, certain of our subsidiaries, as guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers (the "Registration Rights Agreement"). Under the Registration Rights Agreement, we agreed to:

  •
  file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to the exchange offer, to exchange the old notes for the new notes;

  •
  use commercially reasonable efforts to consummate the exchange offer on or prior to March 19, 2018; and

  •
  keep the exchange offer open for at least 30 days.

        For each old note validly tendered pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of such old note will receive in exchange a new note having a principal amount equal to that of the tendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old notes in exchange therefor or, if no interest has been paid on the old notes, from the date of the original issue of the old notes.

Shelf Registration

        If the exchange offer is not consummated, under certain circumstances and within specified time periods provided for in the Registration Rights Agreement, we are required to use commercially reasonable efforts to:

  •
  file a shelf registration statement (the "Shelf Registration Statement") covering resales of the old notes on or prior to March 19, 2018;

  •
  cause the Shelf Registration Statement to be declared effective on or prior to May 18, 2018; and

  •
  keep the Shelf Registration Statement effective for at least two years following the effective date of the Shelf Registration Statement, or such shorter period as will terminate at such time as the old notes have been sold pursuant to the Shelf Registration Statement.

Additional Interest on Old Notes

        Subject to certain limitations, we will be required to pay the holders of the old notes additional interest (as determined in accordance with the terms of the Registration Rights Agreement) on the old notes if:

  •
  we fail to file any Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing;

  •
  any such Shelf Registration Statement is not declared effective by the SEC (or become effective automatically) on or prior to the date specified for such effectiveness;

  •
  any such Shelf Registration Statement is declared effective but thereafter ceases to be effective during specified time periods; or

  •
  the exchange offer is not consummated on or prior to March 19, 2018.

        This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the complete text of the Registration Rights Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

        This prospectus and the accompanying Letter of Transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept for exchange old notes that are properly tendered on or before the expiration date and are not withdrawn as permitted below. We have agreed to use commercially reasonable efforts to keep the exchange offer open for at least 30 days from the date notice of the exchange offer is delivered. The expiration date for this exchange offer is 5:00 p.m., New York City time, on June 26, 2017, or such later date and time to which we, in our sole discretion, extend the exchange offer.

        The form and terms of the new notes being issued in the exchange offer are substantially identical as the form and terms of the old notes, except that the new notes being issued in the exchange offer:

  •
  will have been registered under the Securities Act;

  •
  will not bear the restrictive legends restricting their transfer under the Securities Act that are contained in the old notes; and

  •
  will not contain the registration rights and additional interest provisions that apply to the old notes.

        We expressly reserve the right, in our sole discretion:

  •
  to extend the expiration date;

  •
  to delay accepting any old notes;

  •
  to terminate the exchange offer and not accept any old notes for exchange if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied; and

  •
  to amend the exchange offer in any manner.

        We will give oral or written notice of any extension, delay, termination, non-acceptance or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

Exchange Offer Procedures

        When the holder of old notes tenders and we accept old notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying Letter of Transmittal. Except as set forth below, a holder of old notes who wishes to tender old notes for exchange must, on or prior to the expiration date:

  •
  transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to U.S. Bank National Association, the exchange agent, at the address set forth under the heading "—The Exchange Agent" below; or

  •
  if old notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an Agent's Message (as defined below) to the exchange agent at the address set forth under the heading "—The Exchange Agent" below.

        In addition:

  •
  the exchange agent must receive the certificates for the old notes and the Letter of Transmittal;

  •
  the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent's account at DTC, along with the Letter of Transmittal or an Agent's Message; or

  •
  the holder must comply with the guaranteed delivery procedures described under the heading "—Guaranteed Delivery Procedures" below.

        The term "Agent's Message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry transfer, referred to as a "Book-Entry Confirmation," which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such holder.

        The method of delivery of the old notes, the letters of transmittal and all other required documents is at the election and risk of the holder, but the delivery will be deemed made only when actually received or confirmed by the exchange agent. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent prior to the expiration time. No letters of transmittal or old notes should be sent directly to us.

        Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal; or

  •
  for the account of an eligible institution.

An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States.

        If signatures on a Letter of Transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If old notes are registered in the name of a person other than the signer of the Letter of Transmittal, the old notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

        We will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

  •
  reject any and all tenders of any old note improperly tendered;

  •
  refuse to accept any old note if, in our judgment or the judgment of our counsel, acceptance of the old note may be deemed unlawful; and

  •
  waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any class of holder who seeks to tender old notes in the exchange offer.

        Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the Letter of Transmittal and the instructions related thereto, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any such persons incur any liability for failure to give such notification.

        If a person or persons other than the registered holder or holders of the old notes tendered for exchange signs the Letter of Transmittal, the tendered old notes must be endorsed or accompanied by appropriate powers of attorney, in either case, signed exactly as the name or names of the registered holder or holders that appear on the old notes.

        If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the Letter of Transmittal or any old notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

        By tendering old notes, each holder will represent to us that, among other things, the person acquiring new notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes. If any holder or any such other person is an "affiliate" of ours or any subsidiary guarantor, as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes, such holder or any such other person:

  •
  may not rely on the applicable interpretations of the staff of the SEC as set forth in no-action letters issued to third parties; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such new notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, as promptly as practicable after the expiration date, all old notes properly tendered and will issue new notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given as promptly as practicable thereafter. See "—Conditions to the Exchange Offer" below for a discussion of the conditions that must be satisfied before we accept any old notes for exchange.

        For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old notes in exchange therefor or, if no interest has been paid on the old notes, from the date of the original issue of the old notes. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the issue date of the old notes or, if interest has been paid, the most recent date to which interest has been paid. Old notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the Registration Rights Agreement, we may be required to make additional payments in the form of additional interest to the holders of the old notes under circumstances relating to the timing of the exchange offer, as discussed under "—Additional Interest on Old Notes" above.

        In all cases, we will issue new notes in the exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives:

  •
  certificates for such old notes or a timely Book-Entry Confirmation of such old notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed Letter of Transmittal or an Agent's Message; and

  •
  all other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged old notes without cost to the tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged old notes will be credited to an account maintained with DTC. We will return the old notes or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

        The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system must make book-entry delivery of old notes denominated in dollars by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an Agent's Message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such participant. Notwithstanding the foregoing, the Letter of Transmittal or facsimile thereof or an Agent's Message, with any required signature guarantees and any other required documents, must:

  •
  be transmitted to and received by the exchange agent at the address set forth below under the heading "—The Exchange Agent" on or prior to the expiration date; or

  •
  comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If a holder of old notes desires to tender such notes and the holder's old notes are not immediately available, or time will not permit such holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the holder tenders the old notes through an eligible institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the old notes being tendered and the principal amount of the old notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three business days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal or Agent's Message with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal or Agent's Message with any required signature guarantees and any other documents required by the Letter of Transmittal, within three business trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth under the heading "—The Exchange Agent" below. Any such notice of withdrawal must:

  •
  specify the name of the person having tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the principal amount of such old notes; and

  •
  where certificates for old notes are transmitted, specify the name in which old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices and our determination will be final and binding on all parties. Any tendered old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those old notes without cost to the holder as promptly as practicable. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, the old notes withdrawn will be credited to an account maintained with DTC for the old notes. The old notes will be returned or credited to this account as promptly as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under the heading "—Exchange Offer Procedures" at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

        We are not required to accept for exchange, or to issue new notes in the exchange offer for, any old notes. We may terminate or amend the exchange offer at any time before the acceptance of old notes for exchange if:

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  the exchange offer would violate any applicable federal law, statute, rule or regulation or any applicable interpretation of the staff of the SEC;

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  any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

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  any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the indenture governing the new notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

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  any law, rule or regulation is enacted, adopted, proposed or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable new notes in the exchange offer;

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  there is any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations or results of operations taken as a whole, that is or may be adverse to us;

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  there is any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

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  we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the old notes or the new notes to be issued in the exchange offer.

        The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

The Exchange Agent

        U.S. Bank National Association (the "Exchange Agent"), has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

To: U.S. Bank National Association
 By Mail or In Person:
U.S. Bank National Association
Global Corporate Trust Services
111 Fillmore Ave. East, EP-MN-WS2N
St. Paul, MN 55107
Attention: Specialized Finance

By Email or Facsimile Transmission (for Eligible Institutions Only):
Email: cts.specfinance@usbank.com
Fax: (651) 466-7372

For Information and to Confirm by Telephone:
(800) 934-6802

        DELIVERY OF THE LETTER OF TRANSMITTAL, A NOTICE OF GUARANTEED DELIVERY OR A NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL, A NOTICE OF GUARANTEED DELIVERY OR A NOTICE OF WITHDRAWAL.

Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred by us in connection with the exchange offer, including:

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  the SEC registration fee;

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  fees and expenses of the exchange agent and the trustee;

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  accounting and legal fees;

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  printing fees; and

  •
  other related fees and expenses.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, the new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the Letter of Transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Old Notes

        Holders who desire to tender their old notes in exchange for new notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

        Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the applicable indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes and in the offering memorandum dated February 15, 2017, relating to the old notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the old notes under the Securities Act or under any state securities laws following the expiration date of the exchange offer.

        Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances.

        Holders of the new notes and any old notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the applicable indenture.

Consequences of Exchanging Old Notes

        Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by holders of those new notes, other than by any holder that is an "affiliate" of ours or any subsidiary guarantor within the meaning of Rule 405 under the Securities Act. The new notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  the new notes issued in the exchange offer are acquired in the ordinary course of the holder's business; and

  •
  neither the holder, other than a broker-dealer, nor, to the actual knowledge of such holder, any other person receiving new notes from the holder, has any arrangement or understanding with any person to participate in the distribution of the new notes issued in the exchange offer.

        However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to this exchange offer as in such other circumstances. If our interpretation of the above-mentioned no-action letters is incorrect, holders may be held liable for any offers, resales or transfers of new notes that are in violation of the Securities Act and neither we nor the exchange agent will indemnify any holder for any such liabilities.

        Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

  •
  it is not an "affiliate," as defined under Rule 405 of the Securities Act, of ours or any subsidiary guarantor;

  •
  it is not engaged in, and does not intend to engage in, a distribution of the new notes and has no arrangement or understanding to participate in a distribution of new notes;

  •
  it is acquiring the new notes issued in the exchange offer in the ordinary course of its business; and

  •
  it is not acting on behalf of a person who could not make the three preceding representations.

        Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that:

  •
  such old notes were acquired by such broker-dealer as a result of market-making or other trading activities (and not directly from us); and

  •
  it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes, and such broker-dealer will comply with the applicable provisions of the Securities Act with respect to resale of any new notes.

        Furthermore, any broker-dealer that acquired any of its old notes directly from us:

  •
  may not rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

        In addition, to comply with state securities laws of certain jurisdictions, the new notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the new notes. We have agreed in the Registration Rights Agreement that, prior to any public offering of old notes pursuant to the Shelf Registration Statement, we will cooperate with the selling holders of old notes and their counsel in connection with the registration and qualification of such old notes entitled to registration rights, under the securities or Blue Sky laws of such jurisdictions as the selling holders of old notes may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the old notes covered by the Shelf Registration Statement, provided, however, that we are not required to register or qualify as a foreign corporation where we are not so qualified or to take any action that would subject us to the service of process in suits or to taxation, in any jurisdiction where we are not so subject.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange offer. Accordingly, we will not recognize any gain or loss for accounting purposes.

DESCRIPTION OF THE NEW NOTES

General

        The term "new notes" refers to AECOM's $1,000,000,000 5.125% Senior Notes due 2027 that have been registered under the Securities Act. The term "old notes" refers collectively to AECOM's $1,000,000,000 outstanding unregistered 5.125% Senior Notes due 2027. We refer to the new notes and the old notes (to the extent not exchanged for new notes) in this section as the "notes."

        The terms of the old notes are identical in all material respects to those of the new notes, except that: (1) the old notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the registration rights agreement (which rights will terminate upon consummation of the exchange offer, except under limited circumstances); and (2) the new notes will not provide for any additional interest as a result of our failure to fulfill certain registration obligations.

        The Company issued the old notes and will issue the new notes pursuant to the indenture dated as of February 21, 2017, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (as amended, modified or supplemented, the "Indenture").The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. You should refer to the Indenture and the TIA for a complete statement of the terms applicable to the notes.

        The following is a summary of material provisions of the Indenture. The following summary of the terms of the notes and the Indenture is not complete and is subject to, and is qualified by reference to, the notes and the Indenture, including the definitions therein of certain capitalized terms used but not defined in this description of the new notes. We urge you to read the entire Indenture because that document, and not this description, defines your rights as holders of the new notes. For the definitions of certain capitalized terms, see "Certain Definitions" below.

        For purposes of this section, the terms "Company", "we", "us" and "our" refer only to AECOM and not to any of its subsidiaries. Certain of the Company's subsidiaries guarantee the new notes and will be subject to many of the provisions described in this section. Each subsidiary that guarantees the new notes is referred to in this section as a "Subsidiary Guarantor." Each such guarantee is referred to as a "Subsidiary Guarantee."

Overview of the Notes and the Subsidiary Guarantees

        The old notes are and the new notes will be:

  •
  senior unsecured obligations of the Company;

  •
  equal in right of payment with all of the Company's existing and future senior Indebtedness;

  •
  senior in right of payment to all of the Company's future Indebtedness that is subordinated in right of payment to the notes;

  •
  effectively subordinated to all Secured Indebtedness of the Company and its Subsidiaries, including Indebtedness under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness;

  •
  structurally subordinated to all liabilities, including Preferred Stock, of each Subsidiary of the Company that is not a Subsidiary Guarantor; and

  •
  guaranteed on a general senior unsecured basis by the Subsidiary Guarantors.

The Subsidiary Guarantors

        The old notes are and the new notes will be guaranteed by each Domestic Restricted Subsidiary of the Company that from time to time is a borrower under or guarantees Indebtedness of the Company under any Material Credit Facility. The Subsidiary Guarantee of each Subsidiary Guarantor with respect to old notes, are, and with respect to new notes, will be:

  •
  a senior unsecured obligation of such Subsidiary Guarantor;

  •
  equal in right of payment with all of such Subsidiary Guarantor's existing and future senior Indebtedness;

  •
  senior in right of payment to all of such Subsidiary Guarantor's future Indebtedness that is subordinated in right of payment to such Subsidiary Guarantee; and

  •
  effectively subordinated to all Secured Indebtedness of such Subsidiary Guarantor and its Subsidiaries, including their guarantees of Indebtedness under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness.

        Not all of our subsidiaries will guarantee the notes. The non-Guarantor subsidiaries of the Company accounted for 48% of the Company's consolidated revenue and 53% of the Company's Adjusted Consolidated EBITDA for the twelve months ended March 31, 2017 and represented 50% of the Company's total assets (excluding intercompany assets) and 31% of the Company's total liabilities (excluding intercompany liabilities) recorded on the Company's balance sheet as of March 31, 2017.

Principal, Maturity and Interest

        The Company may issue additional notes (the "Additional Notes") from time to time after this offering. Any offering of Additional Notes is subject to the covenant described below under the caption "—Certain Covenants—Limitation on Indebtedness". Additional Notes that are not fungible with other notes for federal income tax purposes may trade under a separate CUSIP and may be treated as a separate class for purposes of transfers and exchanges. Nevertheless, the notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class of notes for all other purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue new notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The new notes will mature on March 15, 2027.

        Each new note will bear interest at a rate of 5.125% per annum from the Closing Date, or from the most recent date on which interest has been paid or provided for. We will pay interest semi-annually to Holders of record at the close of business on March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year. The first interest payment date will be September 15, 2017. We will pay interest on overdue principal at 1% per annum in excess of the interest rate, and we will pay interest on overdue installments of interest at this higher rate to the extent lawful.

        Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Paying Agent and Registrar

        We will pay the principal of, premium, if any, and interest on the notes at any office of ours or any agency designated by us. We have initially designated the corporate trust office of the trustee to act as the agent of the Company in these matters. The location of the corporate trust office is currently 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, Attn: B. Scarbrough (AECOM Senior Notes due 2027). We reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses.

Transfer and Exchange

        A Holder of outstanding notes will be able to transfer or exchange notes. Upon any transfer or exchange, the registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any outstanding note selected for redemption or purchase or to transfer or exchange any outstanding note for a period of 15 days prior to the mailing of a notice of redemption or purchase of notes to be redeemed or purchased or within 15 days of an interest payment date. The notes will be issued in registered form and the Holder will be treated as the owner of such note for all purposes.

Form, Denomination and Registration

        The old notes are and the new notes will be transferable and exchangeable at the office of the Registrar or any co-registrar and are or will be, as applicable, issued in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. We may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges.

Optional Redemption

        We may not redeem the notes except pursuant to this paragraph and the two immediately following paragraphs. At any time and from time to time prior to December 15, 2026 (three months prior to the maturity date), the Company may redeem on one or more occasions all or part of the notes upon not less than 30 nor more than 60 days' prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to, but excluding, the date of redemption. In addition, on or after December 15, 2026 (three months prior to the maturity date), the notes may be redeemed by us upon not less than 30 nor more than 60 days' prior notice at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption.

        In addition, at any time and from time to time prior to March 15, 2020, we may redeem, on one or more occasions, up to a maximum of 35% of the original aggregate principal amount of the notes, calculated after giving effect to any issuance of Additional Notes, with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to 105.125% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date; provided, however, that after giving effect to any such redemption:

          (1)   at least 65% of the original aggregate principal amount of the notes, calculated after giving effect to any issuance of Additional Notes, remains outstanding immediately after such redemption; and

          (2)   any such redemption by the Company must be made within 90 days of such Qualified Equity Offering and must be made in accordance with the procedures set forth in the Indenture.

        The Company will have the right to redeem the notes at 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption, following the consummation of a Change of Control if at least 90% of the notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

        Any notice of redemption in connection with any Qualified Equity Offering or other securities offering or any other financing, or in connection with a transaction (or series of related transactions) that constitute a Change of Control, may, at the Company's discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including completion of the related Qualified Equity Offering, securities offering, financing or Change of Control.

Selection

        If we redeem less than all of the notes, the trustee or applicable depositary will select the notes to be redeemed on a pro rata basis, by lot or by such other method as is required by or in accordance with the procedures of the applicable depositary, although no note of $2,000 in original principal amount or less may be redeemed in part. If we redeem any note in part only, the notice of redemption relating to that note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the Holder upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption so long as we have deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the notes to be redeemed.

Ranking

        The old notes are and the new notes will be senior unsecured obligations of the Company; equal in right of payment with all of the Company's existing and future senior Indebtedness and senior in right of payment to all of the Company's existing and future Indebtedness that is subordinated in right of payment to the notes. The notes will also be effectively subordinated to all Secured Indebtedness of the Company and its Subsidiaries, including Indebtedness under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness.

        The Subsidiary Guarantees with respect to the old notes are and with respect to the new notes will be the senior unsecured obligations of each Subsidiary Guarantor equal in right of payment with all of such Subsidiary Guarantor's existing and future senior Indebtedness and senior in right of payment to all of such Subsidiary Guarantor's future Indebtedness that is subordinated in right of payment to such Subsidiary Guarantee. The Subsidiary Guarantees will also be effectively subordinated to all Secured Indebtedness of the applicable Subsidiary Guarantor and its Subsidiaries, including their guarantees of Indebtedness under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness.

        To the extent a Subsidiary is not a Subsidiary Guarantor, creditors of the Subsidiary, including trade creditors, and preferred stockholders, if any, of the Subsidiary generally will have priority with respect to the assets and earnings of the Subsidiary over the claims of creditors of the Company, including Holders. The notes, therefore, will be structurally subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company that are not Subsidiary Guarantors.

        As of March 31, 2017, we and our subsidiaries had approximately $4.3 billion of indebtedness (excluding intercompany indebtedness) outstanding, of which $1.2 billion was secured (exclusive of $51.0 million of undrawn letters of credit) and we had an additional $870.1 million of availability under our Credit Agreement (after giving effect to outstanding letters of credit), all of which would be secured debt if drawn, effectively ranking senior to the notes to the extent of the value of the collateral securing such Indebtedness. See "Risk Factors—Risks Relating to the New Notes—Our substantial leverage and significant debt service obligations could adversely affect our financial condition and our ability to fulfill our obligations and operate our business."

        Although the Indenture limits the Incurrence of Indebtedness by the Company and the Restricted Subsidiaries (including the issuance of Preferred Stock by the Restricted Subsidiaries), this limitation is subject to a number of significant qualifications. The Company and its Subsidiaries may be able to

Incur substantial amounts of Indebtedness in certain circumstances. See "—Certain Covenants—Limitation on Indebtedness" below.

Subsidiary Guarantees

        As of the date hereof, all of our subsidiaries are Restricted Subsidiaries. The new notes will be guaranteed by each Domestic Restricted Subsidiary of the Company that, from time to time, is a borrower under or guarantees Indebtedness of the Company under any Material Credit Facility. The Guarantors will jointly and severally irrevocably and unconditionally Guarantee as primary obligors and not merely as sureties, on an unsecured senior basis, the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture, including obligations to the trustee, and the new notes, whether for payment of principal of, or premium or interest on the new notes, expenses, indemnification or otherwise (all such obligations Guaranteed by such Subsidiary Guarantors being herein called the "Guaranteed Obligations"). Each Subsidiary Guarantee with respect to old notes is and with respect to new notes will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to that Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. In a Florida bankruptcy case, subsidiary guarantees containing this kind of provision were found to be fraudulent conveyances and thus unenforceable and the court stated that this kind of limitation is ineffective. See "Risk Factors—Risks Relating to the New Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors." The Company will cause each future Domestic Restricted Subsidiary that, from time to time, is a borrower under or guarantees Indebtedness of the Company under any Material Credit Facility to execute and deliver to the trustee a supplemental indenture pursuant to which the Subsidiary will Guarantee payment of the notes. See "—Certain Covenants—Future Subsidiary Guarantors" below.

        Each Subsidiary Guarantee is a continuing guarantee and shall, except as set forth in the four immediately succeeding paragraphs, (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Subsidiary Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the trustee, the Holders and their successors, transferees and assigns.

        In the event the Capital Stock of a Subsidiary Guarantor is sold or all of the assets of a Subsidiary Guarantor are sold (including by way of merger, consolidation or otherwise) by the Company or a Restricted Subsidiary and the sale complies with the provisions described below under the caption "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock", if as a result of such sale, such Subsidiary Guarantor ceases to be a Restricted Subsidiary, such Subsidiary Guarantor shall be released from its Subsidiary Guarantee at the time of such sale (it being understood that only such portion of the Net Cash Proceeds as is or is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be so applied before such release).

        Upon the designation of any Subsidiary Guarantor to be an Unrestricted Subsidiary in compliance with the definition of "Unrestricted Subsidiary," such Subsidiary Guarantor will be released from its Subsidiary Guarantee.

        Upon legal defeasance or satisfaction and discharge of the new notes in compliance with the provisions of the Indenture described below under the caption "—Defeasance" or "—Satisfaction and Discharge", as applicable, the Subsidiary Guarantors shall be released from their Subsidiary Guarantees.

        If any Subsidiary Guarantor shall have been released from its guarantees of Indebtedness of the Company under all Material Credit Facilities, such Subsidiary Guarantor shall be released from its Subsidiary Guarantee.

Change of Control

        Upon the occurrence of any Change of Control (as defined below), each Holder will have the right to require the Company to purchase all or any part of such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of notes of record on the relevant record date to receive interest due on the relevant interest payment date; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the notes pursuant to this section in the event that it has exercised its right to redeem all the notes under the terms of the section titled "Optional Redemption." A "Change of Control" means any event or series of events by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis.

        Within 45 days following any Change of Control, the Company shall mail, or cause to be mailed, or, in the case of global notes, send in accordance with the applicable procedures of the depositary, a notice to each Holder with a copy to the trustee (the "Change of Control Offer") stating:

          (1)   that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of notes of record on the relevant record date to receive interest on the relevant interest payment date);

          (2)   the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

          (3)   the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its notes purchased.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the consummation of the Change of Control, if a definitive agreement to effect a Change of Control is in place at the time of the Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company will decide to do so in the future.

        Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenant described below under the caption "—Certain Covenants—Limitation on Indebtedness". Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in that covenant and the covenant described below under the caption "—Merger and Consolidation", however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

        The occurrence of a Change of Control would constitute a default under the Credit Agreement. In addition, future Indebtedness of the Company could contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a purchase may be limited by the Company's then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required purchases. Even if sufficient funds were otherwise available, the terms of the Credit Agreement may prohibit, subject to limited exceptions, the Company's prepayment of notes prior to their scheduled maturity. If the Company is not able to prepay Indebtedness outstanding under the Credit Agreement and any other Indebtedness containing similar restrictions or obtain requisite consents, the Company will not be able to fulfill its repurchase obligations upon holders of notes exercising their purchase rights following a Change of Control, and such failure will result in a default under the Indenture and, in turn, constitute a default under the Credit Agreement. Furthermore, the Change of Control provisions may in some circumstances make more difficult or discourage a takeover of the Company and the removal of incumbent management.

Covenant Suspension When New Notes Rated Investment Grade

        If on any date (the "Suspension Date"):

          (1)   the notes are rated Baa3 or better by Moody's and BBB– or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency); and

          (2)   no Default or Event of Default shall have occurred and be continuing (the occurrence of the events described in the foregoing clause (1) and this clause (2) being collectively referred to as a "Covenant Suspension Event"), then, beginning on that day and subject to the provisions of the following paragraph, the covenants under the Indenture described under the following captions will be suspended (such suspended covenants, collectively, the "Suspended Covenants"):

          (a)   "—Certain Covenants—Limitation on Indebtedness";

          (b)   "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock"; and

          (c)   clause (3) of the covenant described below under the caption "—Merger and Consolidation".

        Upon the occurrence of a Covenant Suspension Event, the amount of Net Available Cash that has not been applied as provided under the caption "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" below shall be set at zero and shall remain at zero during the period of time commencing on and after the Suspension Date and ending prior to the Reversion Date (as defined below) (such period, the "Suspension Period").

        Notwithstanding the foregoing, if on any date (the "Reversion Date") subsequent to any Suspension Date, the rating on the notes assigned by either such rating agency should subsequently decline to below Baa3 for Moody's or BBB– for S&P, the Suspended Covenants will be reinstituted as of and from the Reversion Date. On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been outstanding on the Closing Date, so that it is classified as permitted under clause (b)(3)(B) under the caption "—Certain Covenants—Limitation on Indebtedness". Notwithstanding the reinstatement of the Suspended Covenants, no Default or Event of Default will be deemed to have occurred solely as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or thereafter based solely on events that occurred during the Suspension Period). We cannot assure you that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

        We will notify in writing the trustee and the Holders upon the occurrence of the Suspension Date and the Reversion Date. The Trustee shall have no duty to monitor or notify the Holders of the ratings of the notes, the occurrence of the Suspension Date or the Reversion Date.

Certain Covenants

        The Indenture contains covenants, including, among others, the following:

Limitation on Indebtedness

          (a)   The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto and to the application of the net proceeds therefrom the Consolidated Coverage Ratio would be greater than 2.0:1.0.

          (b)   Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

            (1)   Indebtedness under Credit Facilities in an aggregate principal amount not to exceed $5,300 million at any time outstanding;

            (2)   Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (2);

            (3)   Indebtedness (A) represented by the notes (not including any Additional Notes) and the Subsidiary Guarantees (and any exchange notes and Guarantees thereof) or (B) outstanding on the Closing Date (other than the Indebtedness described in clause (1) or (2) above but including the Existing Notes and the guarantees thereof) after giving effect to the use of proceeds from the old notes and the other Transactions;

            (4)   the Incurrence by the Company or any Restricted Subsidiary of the Company of Refinancing Indebtedness in exchange for, or the net proceeds of which are used to Refinance Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under paragraph (a) of this covenant or clause (3) (including the exchange notes and any Guarantees thereof), (4), (8), or (10) of this paragraph (b);

            (5)   obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates;

            (6)   Indebtedness consisting of Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary otherwise permitted under this covenant;

            (7)   Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

            (8)   Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in clause (5) of the definition of "Permitted Liens"; provided, however, that the aggregate amount of all such Indebtedness outstanding as of the date of any such incurrence shall not exceed the greater of (A) $300,000,000 and (B) 7.5% of Consolidated Net Worth as of the last day of the most recent fiscal year;

            (9)   Indebtedness in the nature of Qualified Receivables Transactions and/or factoring arrangements entered into on customary terms, including limited recourse of the obligee thereof to the relevant Receivables Subsidiary and the receivables being securitized and/or factored (and customary replacements or substitutions thereof), in an aggregate amount not to exceed $400,000,000 at any time outstanding;

            (10) Indebtedness of any Person that becomes a Restricted Subsidiary of the Company or related to any asset acquired after the Closing Date pursuant to an acquisition permitted hereunder and any Refinancing Indebtedness thereof; provided that, (A) such Indebtedness was not incurred in anticipation of such acquisition, (B) neither the Company nor any Restricted Subsidiary (other than the acquired Restricted Subsidiaries) is an obligor with respect to such Indebtedness and (C) such Indebtedness is either unsecured or secured solely by Liens on assets of the acquired Restricted Subsidiary, or on the acquired assets, and, in each case, proceeds thereof, permitted by, and within the limitations set forth in clause (6) of the definition of "Permitted Liens";

            (11) Indebtedness of a foreign Restricted Subsidiary in an aggregate principal amount outstanding as of the date of any such incurrence not to exceed the greater of (A) $300,000,000 and (B) 7.5% of Consolidated Net Worth as of the last day of the most recent fiscal year;

            (12) obligations (including in respect of letters of credit, bank guarantees, bankers' acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business) in respect of bids, tenders, trade contracts, governmental contracts and leases, construction contracts, statutory obligations, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and either (A) consistent with past practices, (B) reasonably necessary for the operation of the business of the Company and its Restricted Subsidiaries as determined by the Company or such Restricted Subsidiary in good faith or (C) not in connection with the borrowing of money;

            (13) Indebtedness of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) in connection with projects or investments of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital);

            (14) vendor financing in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

            (15) Indebtedness relating to insurance premium financings incurred in the ordinary course of business;

            (16) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any business, assets or Capital Stock of a Restricted Subsidiary or any business, assets or Capital Stock of any Person;

            (17) Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes in each case in accordance with the requirements of the Indenture; and

            (18) other Indebtedness in an aggregate principal amount outstanding as of the date of any such incurrence not to exceed the greater of (A) $400,000,000 and (B) 12% of Consolidated Net Worth as of the last day of the most recent fiscal year.

          (c)   Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding amount of any particular Indebtedness Incurred pursuant to this covenant:

            (1)   Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above,

            (2)   Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness,

            (3)   in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify (and, except as provided in clause (1) of this paragraph (c), may later reclassify) such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

            (4)   Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the calculation of such particular amount.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

        The Company will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any other Indebtedness unless such Indebtedness is expressly subordinated in right of payment to the notes to the same extent. No Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any other Indebtedness of such Subsidiary Guarantor unless such Indebtedness is expressly subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect of such other Indebtedness of the Company or any Subsidiary Guarantor or by virtue of the fact that the holders of any Secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitation on Liens

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary, except Permitted Liens, without making effective provision whereby any and all notes and Subsidiary Guarantees then or thereafter outstanding will be secured by a Lien equally and ratably with or prior to any and all Indebtedness thereby secured for so long as any such Indebtedness shall be so secured.

        Any Lien created for the benefit of Holders pursuant to the preceding paragraph may provide by its terms that any such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such other Indebtedness.

Limitation on Sales of Assets and Subsidiary Stock

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (1)   the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

          (2)   at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, assets useful in a Permitted Business or Permitted Securities, or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to those liabilities; provided that the amount of any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition shall be deemed to be cash for the purposes of this provision (but for no other purpose) so long as such amount, taken together with the Fair Market Value when received of all other Designated Noncash Consideration that is at that time outstanding (i.e., that has not been sold for or otherwise converted into cash or Permitted Securities), does not exceed $50.0 million; provided, further, that (a) securities or other assets received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after the closing of such Asset Disposition shall be considered to be cash to the extent of the cash received in that conversion; and (b) any cash consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Disposition that is held in escrow or on deposit to support indemnification, adjustment of purchase price or similar obligations in respect of such Asset Disposition shall be considered to be cash, and

          (3)   an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days (or, in the case of a Foreign Disposition as provided in paragraph (c) of this covenant below, 730 days) after the later of the date of such Asset Disposition and the receipt of such Net Available Cash:

            (a)   to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Secured Indebtedness of the Company or a Subsidiary Guarantor (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

            (b)   to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); provided, that a binding commitment to apply Net Available Cash in accordance with this clause (b) shall be treated as an application of such Net Available Cash from the date of such commitment if (i) such reinvestment is consummated within 180 days at the end of such 365-day period (or, in the case of a Foreign Disposition as provided in paragraph (c) of this covenant below, 730-day period) referred to in this clause (3) and (ii) if such reinvestment is not consummated within the period set forth in subclause (i) or such binding commitment is terminated, the Net Available Cash shall constitute available Net Available Cash; or

            (c)   (i) redeem the notes or make open market purchases thereof at a price not less than 100% of the principal amount thereof or (ii) to make an Offer (as defined in paragraph (b) of this covenant below) to purchase notes pursuant to and subject to the conditions set forth in paragraph (b) of this covenant; provided, however, that if the Company elects (or is required by the terms of any Pari Passu Indebtedness), such Offer may be made ratably (determined based upon the respective principal amounts of the notes and such Pari Passu Indebtedness being purchased or repaid) to purchase the notes and to purchase or otherwise repay such Pari Passu Indebtedness;

  provided that pending final application of any such Net Available Cash in accordance with clause (a), (b) or (c) above, the Company and the Restricted Subsidiaries may temporarily reduce revolving Indebtedness outstanding under the Credit Agreement or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

        To the extent of the balance of such Net Available Cash after application in accordance with clause (a), (b) and (c) above, the Company or such Restricted Subsidiary, as the case may be, may use such balance for any general corporate purpose not prohibited by the terms of the Indenture. In connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (a) or (c) above, the Company or such Restricted Subsidiary, as the case may be, will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

        Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $50.0 million.

        (b)   In the event of an Asset Disposition that requires the purchase of notes pursuant to clause (a)(3)(c) above, the Company will be required (a) to purchase notes tendered pursuant to an offer by the Company for the notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures, including prorating in the event of oversubscription, set forth in the Indenture, and (b) to purchase or otherwise repay Pari Passu Indebtedness of the Company on the terms and to the extent contemplated thereby at the purchase price set forth in the relevant documentation (including accrued and unpaid interest to the date of acquisition, the "purchase price"), provided that to the extent the purchase price of any such Pari Passu Indebtedness exceeds 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of acquisition, the Company shall not use any Net Available Cash to pay such purchase price, except as permitted by the next sentence. If the aggregate purchase price of notes and Pari Passu Indebtedness tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the notes and other Pari Passu Indebtedness, the Company will apply the remaining Net Available Cash for any general corporate purpose not prohibited by the terms of the Indenture. The Company will not be required to make an Offer for notes and Pari Passu Indebtedness pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (3)(a) and (b)) is less than $50.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon consummation of any Offer, the Net Available Cash in respect of any Asset Disposition(s) shall be reduced to zero.

        (c)   Notwithstanding any other provisions of this covenant, to the extent that an amount equal to any or all of the Net Available Cash of any Asset Disposition by a Foreign Subsidiary (a "Foreign Disposition") is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, solely with respect to an amount equal to the portion of such Net Available Cash so affected, the 365-day period set forth in clause (a)(3) above shall be extended to 730 days.

        (d)   The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

SEC Reports

        Whether or not required by the SEC's rules and regulations, the Company will file with the SEC within the time periods specified in the SEC's rules and regulations, and provide the trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act unless the SEC will not accept such filings; provided that for purposes of this covenant, such information, documents and other reports shall be deemed to have been furnished to the trustee, Holders and prospective Holders if they are electronically available via the SEC's EDGAR System. Even if the Company is entitled under the Exchange Act not to furnish such information to the SEC, it will nonetheless continue to furnish information that would be required to be furnished by the Company by Section 13 or 15(d) of the Exchange Act (excluding exhibits) to the trustee and the Holders of notes of as if it were subject to such periodic reporting requirements. The Company also will comply with the other provisions of Section 314(a) of the TIA.

        To the extent any information is not provided within the time periods specified in this section "—SEC Reports" and such information is subsequently provided within the grace period set forth below under the caption "—Defaults", the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured unless the notes have been accelerated. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of our covenants thereunder (as to which the trustee is entitled to rely exclusively on Officers' Certificates).

Future Subsidiary Guarantors

        The Company will cause each Domestic Restricted Subsidiary that, from time to time, is a borrower under or guarantees Indebtedness of the Company under any Material Credit Facility to become a Subsidiary Guarantor within 30 days of becoming a guarantor under such Material Credit Facility and, if applicable, execute and deliver to the trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Subsidiary will Guarantee payment of the notes within such 30 day period. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor, without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Merger and Consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets and its Subsidiaries' assets (taken as a whole) to, any Person, unless:

          (1)   the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of the Company under the notes, the Indenture and the Registration Rights Agreement; provided that in the case where the Successor Company is not a corporation, a co-obligor on the notes is a corporation;

          (2)   immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3)   immediately after giving effect to such transaction, the Successor Company would have a Consolidated Coverage Ratio equal to or greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction or would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described above under the caption "—Limitation on Indebtedness"; and

          (4)   the Company shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with the Indenture and, in the case of the Opinion of Counsel, that such supplemental indenture (if any) is the valid, binding obligation of the Successor Company, enforceable against the Successor Company in accordance with its terms.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the notes, the Indenture and the Registration Rights Agreement, and the predecessor Company (except in the case of a lease of all or substantially all its assets) will be released from the obligation to pay the principal of and interest on the notes.

        Notwithstanding the foregoing, for the avoidance of doubt, any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to (i) the Company in a transaction in which the Company is the surviving entity or (ii) any Subsidiary, in each case without any requirement for compliance with the provisions of this covenant described under "Merger and Consolidation".

Defaults

        Each of the following is an Event of Default:

          (1)   a default in any payment of interest on any note when due and payable continued for 30 days;

          (2)   a default in the payment of principal of any note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon acceleration or otherwise;

          (3)   the failure by the Company to comply with its obligations under the covenant described above under the caption "—Merger and Consolidation";

          (4)   the failure by the Company or any Restricted Subsidiary to comply for 60 days after receipt of the written notice referred to below with its other agreements contained in the notes or the Indenture;

          (5)   the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $150.0 million (or its foreign currency equivalent) (the "cross acceleration provision") and such failure continues for 10 days after receipt of the written notice referred to below;

          (6)   specified events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary that is a Significant Subsidiary Guarantor (the "bankruptcy provisions");

          (7)   the rendering of any judgment or decree for the payment of money in excess of $150.0 million or its foreign currency equivalent (in excess of the amount for which liability for payment is covered by insurance or bonded) against the Company or a Restricted Subsidiary that is a Significant Subsidiary Guarantor if:

            (a)   an enforcement proceeding thereon is commenced by any creditor, or

            (b)   such judgment or decree remains outstanding for a period of 60 calendar days following such judgment and is not paid, discharged, waived or stayed (the "judgment default provision"); or

          (8)   any Subsidiary Guarantee of a Significant Subsidiary Guarantor as of and for the twelve months ended on the end of the most recent fiscal quarter for which financial statements are publicly available ceases to be in full force and effect (except as contemplated by the terms thereof) or any such Significant Subsidiary Guarantor or Person acting by or on behalf of any such Significant Subsidiary Guarantor denies or disaffirms such Significant Subsidiary Guarantor's obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture.

The foregoing Events of Default will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        If a Default occurs and is continuing and is actually known to a Trust Officer of the trustee, the trustee must mail, or in the case of global notes, send in accordance with the applicable procedures of the depositary, to each Holder of the notes notice of the Default within the earlier of 90 days after it occurs and 30 days after it is actually known to a Trust Officer or written notice of it is received by the trustee. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, including payments pursuant to the redemption provisions of such note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders. In addition, the Company will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the officers signing such certificate on behalf of the Company know of any Default that occurred during the previous year. The Company will also be required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute an Event of Default, the status and what action the Company is taking or proposes to take in respect thereof.

        A Default under clause (4), (5) or (8) above will not constitute an Event of Default until the trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding notes notify the Company and the trustee of the Default and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified in clause (4), (5) or (8) above after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

        If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the outstanding notes by notice to the Company and the trustee (if given by the Holders) may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to specified events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

        The trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such trustee security or indemnity satisfactory to the trustee. The Holders of a majority in aggregate principal amount of the notes affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture or exercising any trust or power conferred on the trustee with respect to the notes; provided that the trustee may refuse to follow any direction that is in conflict with any law or the Indenture or that the trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the trustee in personal liability.

        Except to enforce the right to receive payment of principal, premium, if any, or interest with respect to the notes when due, no Holder may pursue any remedy with respect to the Indenture or the notes unless:

          (1)   such Holder has previously given the trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in principal amount of the outstanding notes have requested the trustee in writing to pursue the remedy;

          (3)   such Holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   the Holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

Amendments and Waivers

        Subject to certain exceptions, the Indenture or the notes may be amended with the written consent of the Holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the notes).

        The Indenture provides that without the consent of each Holder of an outstanding note adversely affected thereby, no amendment may:

          (1)   reduce the amount of notes whose Holders must consent to an amendment;

          (2)   reduce the rate of or extend the time for payment of interest on any note; (3) reduce the principal of or extend the Stated Maturity of any note;

          (4)   reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described above under the caption "—Optional Redemption";

          (5)   make any note payable in money other than that stated in the note;

          (6)   impair the right of any Holder to receive payment of principal of, and interest on, such Holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes;

          (7)   make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

          (8)   release all or substantially all of the Subsidiary Guarantees.

        Without the consent of any Holder, the Company, the Subsidiary Guarantors and the trustee may amend the Indenture to:

          (1)   convey, transfer, assign, mortgage or pledge any property or assets to the trustee as security for the notes;

          (2)   evidence the succession of another Person to the Company or any Subsidiary Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or any Subsidiary Guarantor under the Indenture pursuant to the provisions described above under the caption "—Merger and Consolidation";

          (3)   add to the covenants of the Company and the Subsidiary Guarantors further covenants, restrictions, conditions or provisions for the protection of the Holders of notes; or make any change that does not adversely affect the rights of any holder of the notes;

          (4)   cure any ambiguity or correct or supplement any provision contained in the Indenture that may be defective or inconsistent with any other provision contained in the Indenture, or make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the Holders of notes;

          (5)   evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the notes and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than the one trustee pursuant to the requirements of the Indenture;

          (6)   provide for uncertificated notes in addition to or in place of certificated notes (provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

          (7)   add additional Subsidiary Guarantees with respect to the notes and release any Subsidiary Guarantor in accordance with the Indenture;

          (8)   provide for the issuance of Additional Notes;

          (9)   conform the text of the Indenture or the notes to any provision of this Description of the New Notes; or

          (10) comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA.

The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

        After an amendment becomes effective, the Company is required to mail, or in the case of global notes, send in accordance with the applicable procedures of the depositary, to Holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        The Company may at any time terminate all its obligations under the notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

        In addition, the Company may at any time terminate:

          (1)   its obligations under the covenants described above under the captions "—Change of Control" and "—Certain Covenants", and

          (2)   the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the note guaranty provision described under "Defaults" above and the limitations contained in clauses (3) under the first paragraph under the caption "—Merger and Consolidation" above ("covenant defeasance").

In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of

Default specified in clause (4) and (5) (with respect only to the applicable Restricted Subsidiaries), (6) and (7) (with respect only to Significant Subsidiary Guarantors) or (8) under the caption "—Defaults" above or because of the failure of the Company to comply with clause (3) under the first paragraph under the caption "—Merger and Consolidation" above.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with specified other conditions, including delivery to the trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

Satisfaction and Discharge

        The Indenture (including the Subsidiary Guarantees) will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of notes and certain rights of the Trustee and the Company's obligations with respect thereto, as expressly provided for in the Indenture) as to all notes issued thereunder when:

          (1)   all outstanding notes (other than notes replaced or paid) have been canceled or delivered to the trustee for cancellation; or

          (2)   all outstanding notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption, or will become due and payable within one year, and the Company irrevocably deposits with the trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the trustee (which opinion shall only be required to be delivered if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding notes when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than notes replaced or paid); and, in either case

          (3)   the Company pays all other sums payable under the Indenture by it.

Concerning the Trustee

        U.S. Bank National Association is the trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the notes. The Company and its subsidiaries may maintain accounts and conduct other banking transactions with affiliates of the trustee.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

        The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Additional Assets" means:

          (1)   any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

          (2)   the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3)   Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (1) or (2) above is primarily engaged in a Permitted Business.

        "Adjusted Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

          (a)   increased (without duplication) by the following to the extent deducted in calculating the Consolidated Net Income of such Person for such period:

            (1)   provision for Federal, state, local and foreign taxes based on income or profits or capital (including, without limitation, state franchise, excise and similar taxes and foreign withholding taxes of such Person) paid or accrued during such period, including any penalties and interest relating to any tax examinations, and (without duplication) net of any tax credits applied during such period (including tax credits applicable to taxes paid in earlier periods); plus

            (2)   Consolidated Interest Expense; plus

            (3)   depreciation and amortization expense; plus

            (4)   any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, Asset Disposition or recapitalization permitted under Indenture or the incurrence of Indebtedness permitted to be incurred under the Indenture (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to the Transactions and any other credit facilities and (B) any amendment or other modification of the Credit Agreement and any other credit facilities; plus

            (5)   the amount of any restructuring charge or reserve or integration cost, including any one-time costs incurred in connection with the Transactions and acquisitions or divestitures after the Closing Date; plus

            (6)   other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income of such Person for such period, including any impairment charges or the impact of purchase accounting, (excluding (A) any such non-cash charge, writedown or item to the extent it represents an accrual or reserve for a cash expenditure for a future period and (B) any such non-cash charge related to project writedowns or operations) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period so long as such receipt of cash is not included in calculating Consolidated Net Income or Adjusted Consolidated EBITDA in such later period); plus

            (7)   all expenses and charges relating to non-controlling Capital Stock and equity income in non-wholly owned Restricted Subsidiaries; plus

            (8)   any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; plus

            (9)   cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Adjusted Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Adjusted Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not otherwise added back in such period or any other period; plus

            (10) cash distributions of income received from non-consolidated Joint Ventures and other non-consolidated Minority Investment entities, attributable to the ownership of such Person in such entities; plus

            (11) cost savings, expense reductions, operating improvements, integration savings and synergies, in each case, projected by the Company in good faith to be realized as a result, and within 18 months, of the Transactions;

          (b)   decreased (without duplication) by the following to the extent included in calculating the Consolidated Net Income of such Person for such period:

            (1)   non-cash gains other than (A) non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Adjusted Consolidated EBITDA in any prior period and (B) non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Adjusted Consolidated EBITDA in such prior period; plus

            (2)   earnings of non-consolidated Joint Ventures and other non-consolidated Minority Investment entities, attributable to the ownership of such Person in such entities.

        "AECOM Capital" means AECOM Capital, Inc. and all existing or newly formed Persons engaged in any similar line of business to AECOM Capital, Inc., including infrastructure public-private partnership, design-build-finance, real estate investment, development and related assets.

        "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

        "Applicable Premium" means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at December 15, 2026 (three months prior to the maturity date) plus (2) all remaining required interest payments due on such Note through December 15, 2026 (three months prior to the maturity date) (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note. In each case, the applicable premium shall be determined by the Company and the trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions that are part of a common plan) by the Company or any Restricted Subsidiary (other than operating leases entered into in the ordinary course of business), including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1)   any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

          (2)   all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or

          (3)   any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in each of cases (1), (2) and (3) above,

            (A)  any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

            (B)  any dividend, distribution, payment, purchase, redemption, repurchase, defeasance or retirement or other distribution on or with respect to Capital Stock of the Company or any Restricted Subsidiary;

            (C)  a disposition of assets with a Fair Market Value of less than $20.0 million;

            (D)  any disposition of surplus, obsolete, discontinued or worn-out equipment or other assets no longer useful in the ongoing business of the Company and its Restricted Subsidiaries;

            (E)  (A) any disposition of cash or Cash Equivalents or readily marketable securities or (B) any disposition resulting from the liquidation or dissolution of any Restricted Subsidiary,

            (F)  any Investment;

            (G)  the creation of any Permitted Lien and any disposition pursuant thereto;

            (H)  the unwinding of any obligations (contingent or otherwise) existing or arising under any Swap Contract;

            (I)   any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or disposition of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement; and any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business;

            (J)   a sale, contribution, conveyance or other transfer of Receivables and related assets of the type specified in the definition of Qualified Receivables Transaction by or to a Receivables Subsidiary in a Qualified Receivables Transaction;

            (K)  any disposition of securities of any Unrestricted Subsidiary;

            (L)  the sale or other transfer of accounts receivable in connection with factoring arrangements, which sale is non-recourse to the extent customary in factoring arrangements and consistent with past practice;

            (M) dispositions of assets (including, without limitation, assets of acquired Subsidiaries) within 365 days after the acquisition thereof (or, as applicable, the acquisition of such acquired Subsidiary) if such assets are not used or useful in the core or principal business of the Company and its Restricted Subsidiaries; and

            (N)  in order to collect receivables in the ordinary course of business, resolve disputes that occur in the ordinary course of business or engage in transactions with government agencies in the ordinary course of business, disposition of, discount or otherwise compromise of for less than the face value thereof, notes or accounts receivable, so long as no such disposition, discount or other compromise gives rise to any Indebtedness, any Lien on any note or account receivable, or is made as part of any account receivable securitization program.

        "Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

          (1)   the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (2)   the sum of all such payments.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

        "Business Day" means each day that is not a Legal Holiday.

        "Capital Stock" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

        "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

        "Cash Equivalents" means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries:

          (1)   readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof, or, in the case of a Foreign Subsidiary, readily marketable obligations issued or directly and fully guaranteed or insured by the government, governmental agency or applicable multinational intergovernmental organization of the country of such Foreign Subsidiary or backed by the full faith and credit of the government, governmental agency or applicable multinational intergovernmental organization of the country of such Foreign Subsidiary having maturities of not more than one year from the date of acquisition thereof;

          (2)   readily marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from Moody's or S&P;

          (3)   demand deposits, time deposits, Eurodollar time deposits, repurchase agreements or reverse repurchase agreements with, or insured certificates of deposit or bankers' acceptances of, or that are guaranteed by, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (3) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

          (4)   commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-2" (or the then equivalent grade) by Moody's or at least "A-2" (or the then equivalent grade) by S&P, in each case with maturities of not more than one year from the date of acquisition thereof;

          (5)   corporate promissory notes or other obligations maturing not more than one year after the date of acquisition which at the time of such acquisition have, or are supported by, an unconditional guaranty from a corporation with similar obligations which have the highest rating obtainable from Moody's or S&P;

          (6)   Investments, classified in accordance with GAAP as current assets of the Company or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (1), (2), (3), (4) and (5) of this definition;

          (7)   other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing; and

          (8)   solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Foreign Bank") and maturing within 180 days of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank.

        "Closing Date" means the date the notes were originally issued.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of:

          (1)   the aggregate amount of Adjusted Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters for which financial statements are then publicly available to

          (2)   Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

            (A)  if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

            (B)  if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility or similar arrangement , unless such Indebtedness has been permanently repaid and the related commitment has been terminated and not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period,

            (C)  if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Adjusted Consolidated EBITDA for such period shall be reduced by an amount equal to the Adjusted Consolidated EBITDA, if positive, directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Adjusted Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale,

            (D)  if since the beginning of such period the Company or any Restricted Subsidiary, by merger or otherwise, shall have made an Investment in any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness as if such Investment or acquisition occurred on the first day of such period, and

            (E)  if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period, shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, Adjusted Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any transaction under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company, but may also include, in the case of sales of assets, Investments or acquisitions referred to above, the net reduction in costs that have been realized or are reasonably anticipated to be realized in good faith with respect to such sale of assets, Investment or acquisition within twelve months of the date thereof and that are reasonable and factually supportable, as if all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such four-quarter period in order to achieve such reduction in costs, as set forth in an Officers' Certificate delivered to the trustee that outlines the specific actions taken or to be taken and the net reduction in costs achieved or to be achieved from each such action and that certifies that such cost reductions meet the criteria set forth in this sentence.

        For purposes of the pro forma calculation under paragraph (a) of the covenant described under "—Limitation on Indebtedness" and for purposes of the calculation of Consolidated Senior Secured Leverage Ratio, such calculation shall not give effect to any Indebtedness Incurred on the date of determination pursuant to the provisions described in paragraph (b) of the covenant described under "—Limitation on Indebtedness".

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Swap Contract applicable to such Indebtedness if such Swap Contract has a remaining term as at the date of determination in excess of 12 months. If the interest on any such Indebtedness may be determined based on rates chosen by the Company, pro forma interest expense may be determined based on such optional rate chosen as the Company may designate.

        "Consolidated Funded Indebtedness" means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and without duplication, all (a) Indebtedness for borrowed money and all obligations evidenced by notes, bonds, debentures, loan agreements or similar instruments, (b) Indebtedness in respect of the deferred purchase price of property or services (which such Indebtedness excludes, for the avoidance of doubt, trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and any contingent earn-out obligation or other contingent obligation related to an acquisition or an Investment permitted hereunder), (c) Indebtedness arising under letters of credit (excluding Performance Letters of Credit), (d) all Indebtedness with respect to Disqualified Stock or Preferred Stock of Restricted Subsidiaries, (e) Guarantees of the foregoing types of Indebtedness and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership in which the Company or a Restricted Subsidiary is a general partner; provided that "Consolidated Funded Indebtedness" shall exclude (i) Performance Contingent Obligations and (ii) all obligations under any Swap Contract.

        "Consolidated Interest Expense" means, for any period, the total interest expense (excluding any interest in respect of Indebtedness of any Receivables Subsidiary) of the Company and its Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

          (1)   interest expense attributable to Capitalized Leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

          (2)   amortization of debt discount and debt issuance costs,

          (3)   capitalized interest,

          (4)   non-cash interest expense,

          (5)   commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

          (6)   interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,

          (7)   net payments, if any, under Swap Contracts,

          (8)   all dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company (other than dividends payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary), and

          (9)   the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

        "Consolidated Net Income" shall mean, for any Person for any period of measurement, the consolidated net income (or net loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP; provided that in computing such amount for the Company and its Restricted Subsidiaries, there shall be excluded extraordinary gains and extraordinary losses of such Person for such period.

        "Consolidated Net Worth" means, as of any date of determination, the consolidated stockholders' equity of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus redeemable common stock and common stock units shown on the Company's consolidated balance sheet, plus an amount equal to the principal amount or liquidation preference of issued and outstanding preferred stock of the Company and its Restricted Subsidiaries.

        "Consolidated Senior Secured Indebtedness" means, at any time, without duplication, the aggregate principal amount of all Consolidated Funded Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP that, as of such date, is secured by a Lien on any asset of the Company or any Restricted Subsidiary.

        "Consolidated Senior Secured Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Adjusted Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed four fiscal quarters of the Company. The Consolidated Senior Secured Leverage Ratio shall be calculated consistent with the pro forma adjustments contemplated by the definition of Consolidated Coverage Ratio; provided, that such calculation shall not give effect to Indebtedness Incurred on the date of determination secured by Liens pursuant to clauses (1) through (19) the definition of "Permitted Liens" other than clause (16) of such definition.

        "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an Investment. The term "Consolidated" has a correlative meaning.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Credit Agreement" means that certain Credit Agreement, dated as of October 17, 2014, among the Company and certain subsidiaries of the Company, as borrowers, each lender from time to time party thereto, Bank of America, N.A., as administrative agent and the other agents party thereto, as such agreement may be amended, restated, supplemented, waived, replaced, whether or not upon termination, and whether with the original lenders or otherwise, refinanced, restructured or otherwise modified from time to time.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, or upon the happening of any event:

          (1)   matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (2)   is convertible or exchangeable for Indebtedness or Disqualified Stock, excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable, or

          (3)   is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (1), (2) and (3), on or prior to the date that is one year after the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the date that is one year after the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "—Change of Control" and "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

        "Domestic Restricted Subsidiary" means a Restricted Subsidiary that is not a Foreign Subsidiary.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Notes" means the Company's existing 5.750% Senior Notes due 2022 and 5.875% Senior Notes due 2024 issued under an indenture dated as of October 6, 2014 among the Company, U.S. Bank National Association and the other parties thereto.

        "Existing URS Notes" means (a) the existing senior unsecured 3.850% notes due 2017 of URS Fox US LP, a Delaware limited partnership and URS Corporation, a Delaware corporation (the "URS Notes Issuers") , issued pursuant to that certain indenture dated as of March 15, 2012 and that first supplemental indenture dated as of March 15, 2012 and (b) existing senior unsecured 5.000% notes due

2022 of the URS Notes Issuers issued pursuant to that certain Indenture dated as of March 15, 2012 and that certain second supplemental indenture dated as of March 15, 2012.

        "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined by an Officer in good faith. The Fair Market Value of property or assets other than cash which involves an aggregate amount in excess of $100.0 million shall have been determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors.

        "Foreign Subsidiary" means (i) any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia and any direct or indirect Subsidiary of such Subsidiary, and (ii) any Person substantially all of whose assets consist of equity interests and/or indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

          (1)   the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

          (2)   statements and pronouncements of the Public Company Accounting Oversight Board,

          (3)   such other statements by such other entities as approved by a significant segment of the accounting profession, and

          (4)   the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC;

provided with respect to any reports or financial information required to be delivered pursuant to the covenant described above under "—Certain Covenants—SEC Reports," such reports or financial information shall be prepared in accordance with GAAP as in effect on the date thereof.

        All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

        "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

          (2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        The amount of any Guarantee or other contingent liability, to the extent constituting Indebtedness or Investments, shall be (i) determined in accordance with GAAP, in the case of any such Guarantee or other contingent liability related to Indebtedness or other obligations of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) in connection with projects of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) and (ii) deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person or entity in good faith, in the case of any such Guarantee or other contingent liability not described in clause (i) of this proviso. For the avoidance of doubt, the stated or determinable amount of any undrawn revolving facility shall be zero.

        "Holder" means the Person in whose name a note is registered on the registrar's books.

        "Incur" means to issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security or accrual of payment-in-kind interest shall not be deemed the Incurrence of Indebtedness.

        "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (1)   all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (2)   the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments (other than Performance Contingent Obligations and any Guarantees thereof and contingent obligations under or relating to bank guaranties or surety bonds);

          (3)   net obligations of such Person under any Swap Contract if and to the extent such obligations would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (4)   all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and other than any contingent earn-out obligation or other contingent obligation related to an acquisition or an Investment permitted hereunder);

          (5)   Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person;

          (6)   all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;

          (7)   the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); and

          (8)   all Guarantees of such Person in respect of any of the foregoing Indebtedness.

        For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Guarantee of Indebtedness shall be determined in accordance with the definition of "Guarantee." Notwithstanding the foregoing, Indebtedness of the Company and its Restricted Subsidiaries shall not include short-term intercompany payables between or among two or more of the Company and its Restricted Subsidiaries arising from cash management transactions.

        "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Subsidiary Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment at any time outstanding shall be (i) the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital or repayment of principal received in respect of such Investment that, in each case, is received in cash or Cash Equivalents.

        "Joint Venture" means a joint venture, partnership or similar arrangement formed for the purpose of performing a single project or series of related projects, whether in corporate, partnership or other legal form; provided that, in no event shall a Subsidiary be considered a "Joint Venture."

        "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York or the place of payment. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no other interest shall accrue on such payment for the intervening period.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including any easement, right-of-way or other encumbrance on title to real property), lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

        "Material Credit Facility" means any Credit Facility under which there is outstanding (without duplication) Indebtedness of the Company or any Guarantor in an aggregate principal amount equal to or greater than $150.0 million (other than, for the avoidance of doubt, the Existing URS Notes and any Receivables financing (including without limitation any Qualified Receivables Transaction)).

        "Minority Investment" means an Investment by the Company or any Restricted Subsidiary in the Capital Stock of another Person (other than the Company or any Restricted Subsidiary) whose primary business at such time is the same as that of the Company that results in the direct ownership by the Company or a Restricted Subsidiary of less than 50% of the outstanding Capital Stock of such other Person, irrespective of whether the board of directors (or other governing body) of such Person has approved such Investment; provided that a "Minority Investment" shall not include (a) Investments in Joint Ventures existing on the Closing Date, (b) Investments in any securities received in satisfaction or partial satisfaction from financially troubled account debtors or (c) Investments made or deemed made as a result of the receipt of non-cash consideration in connection with Asset Dispositions otherwise permitted hereunder.

        "Net Available Cash" from an Asset Disposition means cash consideration received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

          (1)   all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

          (2)   all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

          (3)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition,

          (4)   payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale to the extent required by any agreement or contract relating to such liabilities, and

          (5)   appropriate amounts to be provided by the seller as a reserve against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including indemnification obligations associated with such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company or of a Subsidiary Guarantor, as appropriate.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion from legal counsel, which counsel shall be satisfactory to the trustee. The counsel may be an employee of or counsel to the Company or a Subsidiary Guarantor.

        "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the notes, in the case of the Company, or the applicable Subsidiary Guarantee, in the case of any Subsidiary Guarantor (without giving effect to collateral arrangements).

        "Performance Contingent Obligations" means any bid, performance or similar project related bonds, parent company guarantees, bank guaranties or surety bonds or Performance Letters of Credit.

        "Performance Letter of Credit" means a standby letter of credit used directly or indirectly to cover bid, performance, advance and retention obligations, including, without limitation, letters of credit issued in favor of sureties who in connection therewith cover bid, performance, advance and retention obligations.

        "Permitted Business" means the businesses engaged in by the Company and its Subsidiaries on the Closing Date and any Related Business.

        "Permitted Liens" means:

          (1)   Liens securing Indebtedness under a Credit Facility permitted to be incurred pursuant to clause (1) of paragraph (B) of the covenant described under the caption "Certain Covenants—Limitation on Indebtedness";

          (2)   Liens outstanding on the Closing Date (other than Liens referred to in clause (1) above) and any Replacement Liens thereof;

          (3)   (a) Liens for Taxes, assessments or charges of any Governmental Authority or claims not yet due (or, if failure to pay prior to delinquency but after the due date does not result in additional amounts being due, which are not yet delinquent) or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with the provisions of GAAP or equivalent accounting standards in the country of organization, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, customs and revenue authorities and other Liens imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, (c) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds and Liens securing obligations under indemnity agreements for surety bonds) or other Liens in connection with workers' compensation, unemployment insurance and other types of social security benefits, (d) Liens consisting of any right of offset, or statutory or consensual banker's lien, on bank deposits or securities accounts maintained in the ordinary course of business so long as such bank deposits or securities accounts are not established or maintained for the purpose of providing such right of offset or banker's lien, (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially and adversely with the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, (f) building restrictions, zoning laws, entitlements, conservation and environmental restrictions and other similar statutes, law, rules, regulations, ordinances and restrictions, now or at any time hereafter adopted by any Governmental Authority having jurisdiction, (g) Liens in connection with sales of receivables in connection with energy service company projects, (h) licenses, sublicenses, leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, (i) any (A) interest or title of a lessor or sublessor under any lease not prohibited by the Indenture, (B) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (C) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (B), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease, (j) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods, (k) Liens in favor of United States or Canadian Governmental Authorities on deposit accounts in connection with auctions conducted on behalf of such Governmental Authorities in the ordinary course of business; provided that such Liens apply only to the amounts actually obtained from auctions conducted on behalf of such Governmental Authorities, (l) the reservations, limitations, provisos and conditions expressed in any original grants from the Crown in right of Canada of real or immoveable property, which do not materially impair the use of the affected land for the purpose used or intended to be used by that Person and (m) any security interest for the purposes of Section 12(3) of the Personal Property Securities Act 2009 (Cth) that does not secure payment or performance of an obligation;

          (4)   any attachment or judgment Lien not otherwise constituting an Event of Default under clause (8) of "Defaults" in existence less than sixty (60) days after the entry thereof or with respect to which (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) the Company or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

          (5)   Liens securing Indebtedness permitted under clause (b)(8) of the covenant described under "—Limitation on Indebtedness"; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the products and proceeds thereof and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition;

          (6)   Liens (i) on assets of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired after the Closing Date, and (ii) on assets of any Loan Party or any Restricted Subsidiary which are in existence at the time that such assets are acquired after the Closing Date, and, in each case, any Replacement Liens thereof; provided that such Liens (A) are not incurred or created in anticipation of such transaction and (B) attach only to the acquired assets or the assets of such acquired Restricted Subsidiary and the proceeds and products of such assets (and the proceeds and products thereof);

          (7)   Liens on or transfers of accounts receivable and contracts and instruments related thereto arising solely in connection with the sale of such accounts receivable pursuant to the covenant described under the caption "—Limitation on Sales of Assets and Subsidiary Stock" and, to the extent constituting Indebtedness of the Company or any Restricted Subsidiary, so long as such Indebtedness is permitted by paragraph (a) or clause (b)(9) of the covenant described under "—Limitation on Indebtedness";

          (8)   Liens securing bilateral letter of credit facilities in an aggregate principal amount not to exceed, at the time of incurrence thereof, the greater of (i) $600,000,000 and (ii) 15% of Consolidated Net Worth as of the last day of the most recent fiscal year;

          (9)   Liens on assets of a foreign Restricted Subsidiary securing Indebtedness or other obligations of such foreign Restricted Subsidiary otherwise permitted hereunder;

          (10) Liens on project-related assets securing surety bonds in the ordinary course of business of such projects;

          (11) Liens solely on assets of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) securing Indebtedness permitted in accordance with the Indenture of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital);

          (12) Liens on project-related assets of Joint Ventures and other unconsolidated entities to secure Indebtedness or other obligations of such Joint Ventures and other unconsolidated entities so long as such Liens do not encumber assets of the Company or any of its consolidated Restricted Subsidiaries;

          (13) Liens securing Swap Contracts of the Company or any of its Restricted Subsidiaries permitted to be incurred under the Indenture;

          (14) Liens on property necessary to defease Indebtedness that was not incurred in violation of the Indenture;

          (15) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

          (16) Liens securing Indebtedness, so long as, on the date of Incurrence and after giving effect to the Incurrence thereof (including, without limitation, the Incurrence of any Indebtedness secured by such Liens), the Consolidated Senior Secured Leverage Ratio of the Company would not exceed 2.25 to 1.0, and any Replacement Liens thereof;

          (17) Liens securing the notes or the exchange notes and the Guarantees thereof;

          (18) any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; and

          (19) other Liens securing obligations outstanding in aggregate amount not to exceed, at the time of incurrence thereof, the greater of (i) $250.0 million and (ii) 6.25%% of Consolidated Net Worth as of the last day of the most recent fiscal year.

        "Permitted Securities" means, with respect to any Asset Disposition, Voting Stock of a Person primarily engaged in a Permitted Business; provided that after giving effect to the Asset Disposition such Person shall become a Restricted Subsidiary.

        "Person" means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Qualified Equity Offering" means an offering for cash by the Company of its common stock.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company, any Restricted Subsidiary or any Receivables Subsidiary in which the Company or such Restricted Subsidiary or such Receivables Subsidiary may sell, contribute, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), any Receivables (whether now existing or arising in the future) of the Company or any Restricted Subsidiary, and any related assets, including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables.

        "Receivable" means any Indebtedness and other payment obligations owed to the Company, any Restricted Subsidiary or any Receivables Subsidiary, whether constituting an account, chattel paper,

payment intangible, instrument or general intangible, in each case arising in connection with (a) the sale of goods or the rendering of service or (b) the lease, license, rental or use of equipment, facilities or software, including the obligation to pay any finance charges, fees and other charges with respect thereto.

        "Receivables Subsidiary" means a wholly owned Subsidiary of the Company (or another Person formed for the purpose of engaging in a Qualified Receivables Transaction with the Company or any Restricted Subsidiary of the Company in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers Receivables) that engages in no activities other than in connection with the financing of Receivables, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or reasonably related to such business, and that is designated by the Company's Board of Directors (as provided below) as a Receivables Subsidiary and:

          (1)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants, indemnities and performance guarantees that are reasonably customary in an accounts receivables financings), (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to representations, warranties, covenants, indemnities and performance guarantees that are reasonably customary in accounts receivables financings or (c) subjects any property or asset of the Company or of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants, indemnities and performance guarantees reasonably customary in accounts receivables financings and other than any interest in the Receivables (whether in the form of an equity interest in such Receivables payable primarily from such Receivables) retained or acquired by the Company or any Restricted Subsidiaries;

          (2)   with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

          (3)   with which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such Receivables Subsidiary's financial condition (other than customary requirements for the maintenance of a minimum net worth) or cause such Receivables Subsidiary to achieve certain levels of operating results.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to Refinance any Indebtedness of the Company or any Restricted Subsidiary Incurred in compliance with the Indenture; provided, however, that:

          (1)   the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

          (2)   the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced,

          (3)   such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish the Refinancing and such reasonable expenses incurred in connection therewith) and

          (4)   (A) if the Indebtedness being Refinanced is subordinated in right of payment to the notes or any Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantee at least to the same extent as the Indebtedness being Refinanced and (B) if the Indebtedness being Refinanced is pari passu in right of payment with the notes or any Subsidiary Guarantee, such Refinancing Indebtedness is pari passu with or subordinated in right of payment to the notes or such Subsidiary Guarantee; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated the Closing Date, among the Company, the Subsidiary Guarantors and the initial purchasers of the notes.

        "Related Business" means any business reasonably similar, incidental, complementary or related to, or a reasonable extension, development or expansion of, or necessary to, the businesses of the Company and the Restricted Subsidiaries on the Closing Date and reasonable extensions thereof.

        "Replacement Lien" means, with respect to any Lien, any modifications, replacements, refinancings, renewals or extensions of such Lien, provided that (A) the property covered thereby is not increased other than the addition of proceeds, products, accessions and improvements to such property on customary terms, (B) the amount of Indebtedness, if any, secured thereby is not increased unless permitted under the caption "—Limitation on Indebtedness" and (C) any modification, replacement, refinancing, renewal or extension of the Indebtedness, if any, secured or benefited thereby is permitted by clause (b)(4) under the caption "—Limitation on Indebtedness".

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Significant Subsidiary Guarantor" means a Significant Subsidiary that is a Subsidiary Guarantor.

        "Stated Maturity" means, with respect to any Indebtedness, the date specified in such security as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement. "Subordinated Obligation" of a Subsidiary Guarantor has a correlative meaning.

        "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by:

          (1)   such Person,

          (2)   such Person and one or more Subsidiaries of such Person or

          (3)   one or more Subsidiaries of such Person.

        "Subsidiary Guarantee" means each Guarantee of the obligations with respect to the notes issued by a Restricted Subsidiary of the Company pursuant to the terms of the Indenture.

        "Subsidiary Guarantor" means any Restricted Subsidiary that has issued a Subsidiary Guarantee and its successors and assigns until released from its obligations under its Subsidiary Guarantee in accordance with the terms of the Indenture.

        "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross- currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

        "Synthetic Lease Obligation" means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

        "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb) as amended.

        "Transactions" means (i) the issuance and sale of the notes, (ii) the refinancing of certain existing Indebtedness of the Company and its Subsidiaries, (iii) transactions related to the foregoing and (iv) the payment of fees and expenses in connection with the foregoing.

        "Treasury Rate" means the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the notes to December 15, 2026 (three months prior to the maturity date); provided, however, that if the then remaining term of the notes to December 15, 2026 (three months prior to the maturity date) is not equal to the constant maturity of a United States Treasury security for which such yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the notes to December 15, 2026 (three months prior to the maturity date) is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. In each case, the Company or its agent shall obtain the Treasury Rate.

        "trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

        "Trust Officer" means any officer or assistant officer of the trustee assigned by the trustee to administer the Indenture, or any other officer to whom a particular matter relating to the Indenture is referred because of such person's knowledge and familiarity with the subject.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors or an Officer in the manner provided below, and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors or an Officer may designate any Subsidiary of the Company, including any newly acquired or newly formed Subsidiary of the Company, to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary; provided, however, that the aggregate amount of Investments at any time outstanding made by the Company and its Restricted Subsidiaries in Unrestricted Subsidiaries shall not at any time exceed the greater of (i) $150,000,000 and (ii) 3.75% of Consolidated Net Worth as of the last day of the most recent fiscal year. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of the Subsidiary (or, the case of a non-wholly owned Subsidiary, of the Company's or its Restricted Subsidiaries' interest therein) designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Investments in Unrestricted Subsidiaries set forth in the preceding sentence.

        The Board of Directors or an Officer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          (x)   the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Indebtedness" or the Company would have a Consolidated Coverage Ratio equal to or greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction; and

          (y)   no Default shall have occurred and be continuing.

        Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors or an Officer shall be evidenced to the trustee by filing with the trustee (i) a copy of the resolution of the Board of Directors (if applicable) giving effect to such designation and (ii) an Officers' Certificate (a) certifying that such designation complied with the foregoing provisions and (b) giving the effective date of the designation, and the filing with the trustee shall occur after the end of the fiscal quarter of the Company in which such designation is made within the time period for which reports are to be required to be provided under "Certain Covenants—SEC Reports."

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

BOOK ENTRY; DELIVERY AND FORM

        New notes will be offered and exchanged in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the new notes in the form of one or more permanent global notes in fully registered, book-entry form without interest coupons, which we refer to as the "global notes."

        Each such global note will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co. (DTC's partnership nominee). Investors may elect to hold their interests in the global notes through either DTC (in the United States), or Euroclear Bank S.A./N.V., as the operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme, Luxembourg ("Clearstream") if they are participants in those systems, or indirectly through organizations that are participants in those systems. Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in the global notes that are held within DTC for the account of each settlement system on behalf of its participants.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "participants") and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the "indirect participants"). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the global notes; and

  (2)
  ownership of these interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the global notes).

        Investors who are participants in DTC's system may hold their interests in the global notes directly through DTC. Investors who are not participants may hold their interests in the global notes indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        Except as described below, owners of interests in the global notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, premium, if any, interest, and additional interest on the old notes, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the new notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records relating to the identity of the participants to whose accounts the global notes are credited or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the new notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a Holder of new notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such participant or participants have given such direction.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A global note is exchangeable for definitive notes in registered certificated form ("certificated notes"), if DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case we fail to appoint a successor depositary.

        In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        The new notes represented by the global notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

        We expect that, because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material U.S. federal income tax consequences of the exchange of old notes for new notes. This discussion is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The following relates only to new notes that are acquired in this offering in exchange for old notes originally acquired at their initial offering for an amount of cash equal to their issue price. Unless otherwise indicated, this summary addresses only the U.S. federal income tax consequences relevant to investors who hold the old notes and the new notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

        This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder's individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, and persons holding new notes as part of a "straddle," "hedge," "conversion transaction," or other integrated investment. The discussion does not address any foreign, state, local or non-income tax consequences of the exchange of old notes for new notes.

        This discussion is for general purposes only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under U.S. federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Tax Consequences of the Exchange Offer to Holders of Old Notes

        The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. Holders of old notes will not realize any taxable gain or loss as a result of such exchange and will have the same adjusted issue price, tax basis, and holding period in the new notes as they had in the old notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the new notes will be the same as those applicable to the old notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers during the period referred to below in connection with resales of new notes received in exchange for old notes if such old notes were acquired by such broker-dealers for their own accounts as a result of marketing-making activities or other trading activities. We have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with resales of such new notes for a period ending 90 days after the date on which the registration statement of which this prospectus forms a part is declared effective, or, if earlier, the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

        We will not receive any proceeds from the issuance of new notes in the exchange offer or from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own accounts may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the expiration of the exchange offer, we will, as promptly as practicable, send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters with respect to the new notes and the related guarantees have been passed upon for us by Gibson, Dunn & Crutcher LLP, Los Angeles, California. Certain matters with respect to Alaska law have been passed upon for us by Holland & Knight LLP, Anchorage, Alaska; certain matters with respect to Florida law have been passed upon for us by Cozen O'Connor, P.C., Miami, Florida; certain matters with respect to Michigan law have been passed upon for us by Dickinson Wright PLLC, Detroit, Michigan; certain matters with respect to Nevada and Utah law have been passed upon for us by Parsons Behle & Latimer PLC, Salt Lake City, Utah; certain matters with respect to North Carolina law have been passed upon for us by Smith Moore Leatherwood LLP, Greensboro, North Carolina; certain matters with respect to Ohio law have been passed upon for us by Squire Patton Boggs (US) LLP, Columbus, Ohio; certain matters with respect to Pennsylvania law have been passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania; certain matters with respect to South Carolina law have been passed upon for us by Smith Moore Leatherwood LLP, Greenville, South Carolina; and certain matters with respect to Virginia law have been passed upon for us by Hunton & Williams LLP, Richmond, Virginia.

 EXPERTS

        The consolidated financial statements of AECOM appearing in AECOM's Annual Report (Form 10-K) for the year ended September 30, 2016 (including the schedule appearing therein) and the effectiveness of AECOM's internal control over financial reporting as of September 30, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$1,000,000,000

EXCHANGE OFFER

$1,000,000,000 New 5.125% Senior Notes due 2027 for
$1,000,000,000 5.125% Senior Notes due 2027

May 26, 2017